UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 23, 2015

BMB MUNAI, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

324 South 400 West, Suite 150
Salt Lake City, Utah		84101
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(801) 355-2227

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This report is being filed in connection with the initial closing of our acquisition of FFIN Securities, Inc. pursuant to the Acquisition Agreement, which is described herein.

Prior to our acquisition of FFIN, we were a shell company as that term is defined in Rule 12b-2 of the Exchange Act of 1934, as amended (the “Exchange Act”).  For purposes of this report, we are providing certain information, consisting of the Items contained in this report under Form 8-K Item 2.01, that we would be required to disclose if we were a registrant filing a general form for registration of securities on Form 10 under the Exchange Act.

As used in the balance of this report:

(1)           The “Acquisition Agreement” refers to the Share Exchange and Acquisition Agreement dated November 23, 2015, between BMB Munai, Inc., and Timur Turlov, a copy of which is filed as an exhibit to this report and is incorporated herein by reference. This report contains only a brief description of the material terms of the Acquisition Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. The foregoing description is qualified in its entirety by reference to the complete text of the Acquisition Agreement.

(2)           “We,” “us,” and “our” refer to the combined enterprises of BMB Munai, Inc., a Nevada corporation (“BMBM”), and its recently acquired, wholly owned subsidiary FFIN Securities, Inc., a Nevada corporation (“FFIN”), after giving effect to the initial closing of the Acquisition Agreement.

(3)           “Freedom RU” refers to Investment Company Freedom Finance LLC, located at 127051 Trubnaya St., 23/2, Moscow, Russia, a Russian limited company and the securities brokerage and financial services business conducted by it and, unless otherwise specifically indicated or contextually required, together with its wholly owned subsidiary, Freedom Finance JSC, a Kazakhstan joint stock company (“Freedom KZ”), and the securities brokerage and financial services business conducted by Freedom KZ. Freedom KZ is located at Al-Farabi 17, Multifunctional Centre Nurly Tau, Block 4Ƃ, 17 Floor, Office 1704, Almaty City, 050059, Republic of Kazakhstan. We propose to acquire Freedom RU under a separate closing of the Acquisition Agreement.

(4)           “Freedom CY” refers to FFINEU Investments Limited, a Cyprus limited company located in Nicosia, Cyprus, Aglantzias, 15, 1st floor, Flat Office 101, Aglantzia, 2108, Nicosia, Cyprus and the securities brokerage and financial services business conducted by Freedom CY. We propose to acquire Freedom CY under a separate closing of the Acquisition Agreement.

(5)           “Freedom Companies” refers to Freedom RU, Freedom KZ, and Freedom CY collectively and the securities brokerage and investment services business conducted by each of them, in each case, unless otherwise specifically indicated or as is otherwise contextually required.

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 23, 2015, BMBM and Timur Turlov entered into the Acquisition Agreement, by which BMBM acquired FFIN, in exchange for 224,551,913 shares of BMBM’s common stock, which constituted approximately 80.1% of its 280,339,467 shares of issued and outstanding common stock after giving effect to such acquisition.

For further details about this transaction and BMBM and its future activities, see Item 2.01 and the balance of this report.

ITEM 2.01—COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Upon executing the Acquisition Agreement described in Item 1.01, BMBM acquired all of the issued and outstanding equity securities of FFIN. FFIN proposes to conduct business as a U.S. securities broker-dealer and proposes to file applications to become a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and a licensed securities broker-dealer with the United States Securities and Exchange Commission (“SEC”) under the Exchange Act and the securities regulatory authorities of applicable states.

As a result of the execution of the Acquisition Agreement and the acquisition of FFIN, Mr. Turlov became BMBM’s largest shareholder, and FFIN became a wholly owned subsidiary of BMBM. BMBM’s ongoing operations will consist of the continuation of FFIN’s business.

As part of the acquisition, Boris Cherdabayev and Valery Tolkachev resigned as directors, and Mr. Turlov was appointed as chairman and Arkady Rakhilkin, Mr. Turlov’s designee, was appointed to our board of directors, joining our incumbent directors: Askar Tashtitov, Jason Kerr, and Leonard Stillman. Mr. Tashtitov resigned as the president of BMBM. The new board appointed Mr. Turlov as chief executive officer.  The other officers remain unchanged.  Following is the list of officers of BMBM:

Name	Position

Timur Turlov	Chief Executive Officer
Evgeniy Ler	Chief Financial Officer and Treasurer
Adam Cook	Secretary

The Acquisition Agreement also provides for the possible acquisitions of three other companies owned by Mr. Turlov in separate closings, as discussed below.

This transaction was the result of arm’s-length negotiations. Before this transaction, there was no relationship between BMBM or its affiliates and Mr. Turlov and his affiliates.

FORM 10 INFORMATION

Special Note About Forward-Looking Information

Certain information included herein contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, such as statements relating to our anticipated revenues, gross margin and operating results, estimates used in the preparation of our financial statements, future performance and operations, plans for future expansion, capital spending, sources of liquidity, and financing sources. Forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ from those expressed in any forward-looking statements made herein. These forward-looking statements can sometimes be recognized by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions. Such statements are subject to known and unknown risks, uncertainties, and other factors, including the meaningful and important risks and uncertainties discussed in this report. These forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. These statements include, among other things:

●	the ability of FFIN to become a member of FINRA and licensed with the SEC and state securities authorities to transact business as a registered securities broker-dealer in the United States;

●	the ability of Freedom KZ to obtain necessary regulatory approvals to maintain their foreign licensing in connection with the transfer of ownership from the current owner to us;

●
the ability of the Freedom Companies to prepare required financial statements in accordance with generally accepted accounting standards (GAAS) and generally accepted accounting practices (GAAP) in the United States;

●	our ability to launch operations as a fully functioning securities broker-dealer able to serve our proposed customers;

●	our ability to attract and retain key management and other properly licensed and experienced personnel to satisfy applicable regulatory standards;

●	our financial performance, including our limited operating history;

●	possible lack of interest by foreign investors to invest in securities of U.S. publicly traded companies;

●	our ability to comply with the extensive and pervasive regulatory requirements in the various jurisdictions where we may operate; and

●	the other factors contained in the section entitled “Risk Factors” in this report.

Although we have attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause the forward-looking statements not to come true as described in this report. These forward-looking statements are only predictions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially.

You should not rely on forward-looking statements as predictions of future events. While we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes any responsibility for the accuracy or completeness of these statements or undertakes any obligation to revise these forward-looking statements to reflect events or circumstances after the date on this report or to reflect the occurrence of unanticipated events.

FORM 10—ITEM 1. BUSINESS

Overview

BMB Munai, Inc. (BMBM) has been a Nevada corporation since 2004. Until 2011, its principal business activities focused on oil and natural gas exploration and production in the Republic of Kazakhstan through a wholly owned operating subsidiary, Emir Oil LLP. In September 2011, BMBM sold all of its interest in Emir Oil, including its right, title, and interest in and to the oil and gas licenses and licensed territory owned by Emir Oil, to an independent third party for cash of about $170 million. The proceeds of the sale were used to, among other things, repay outstanding obligations, satisfy certain post-closing undertakings, meet ongoing expenses, and make two separate cash distributions totaling approximately $74,750,000 to its stockholders.

Since the sale of its oil and gas operations and assets in September 2011, BMBM has investigated acquiring possible other assets and operations to provide potential value to its stockholders. During 2014, management initiated discussions with Mr. Turlov, who conducts securities brokerage and financial services businesses in Russia, Kazakhstan, and Cyprus through the Freedom Companies, about a possible combination of those businesses and a U.S. securities broker-dealer then being formed (FFIN) to build an international, broadly based brokerage and financial service firm. This integrated, international firm could offer the financial opportunities, relative stability, and comprehensive regulatory reputation of U.S. securities markets to meet the growing demand from an increasing number of investors in Russia and Kazakhstan.

We believe the Freedom Companies serve an emerging capitalistic and investing segment of the economies of Russia and Kazakhstan that is interested in saving, investing, and diversifying risk through foreign investment. Under the existing regulatory regimes in Russia and Kazakhstan, Freedom RU and Freedom KZ are limited in their ability to grant their customers access to the U.S. securities markets. Currently, therefore, Freedom RU and Freedom KZ introduce their customers that want to execute securities transactions in U.S. securities to an intermediary in Cyprus affiliated with Mr. Turlov that is operating pursuant to an informal interim licensing agreement. This intermediary, in turn, introduces these customers to a licensed U.S. clearing broker-dealer and FINRA member that executes the customers’ orders and clears the transactions. At such time that Freedom CY activates its full license, which was issued in May 2015, customers using the services of the current Cyprus firm will be given the opportunity to open accounts through Freedom CY as well.

Mr. Turlov is seeking a more sustainable, long-term strategy to allow his customer base to participate in the U.S. markets because of what he perceives to be the growing disfavor of omnibus clearing accounts for foreign financial institutions among regulators and U.S. financial institutions as well as customer concerns that the Freedom Companies expose them to attendant political, regulatory, currency, banking, and economic risks and uncertainties in their respective countries of operation. To meet this perceived need, Mr. Turlov organized FFIN in August 2014 to serve primarily foreign clients referred from Freedom RU and Freedom KZ as part of a strategy to provide foreign customers with access to the U.S. securities markets within a single vertically integrated financial services firm. Mr. Turlov further believes that fully integrated transparent retail order execution may be a foundation for offering additional services and products in the future such as funds management and investment banking.

In order to execute retail orders, FFIN has entered into a clearing arrangement with Lek Securities Corporation (“Lek”), New York, New York, and London, United Kingdom, founded in 1990. Lek is an independent order execution and clearing firm that provides access to equities, options, fixed income, foreign exchanges, and futures markets. Lek will clear transactions on a fully disclosed basis on behalf of FFIN as an introducing broker. As a fully disclosed clearing firm and custodian, Lek will hold, transmit, and receive customer funds and securities and send confirmations and maintain account records on each customer separately. The clearing arrangement with Lek is subject to the approval of FFIN’s application to become a registered broker dealer.

From the outset, FFIN will maintain a minimum net capital pursuant to the net capital rule, plus a required 20% of the minimum amount, for a total required net capital of $6,000. FFIN will hold no customer funds or securities. FFIN customers will transmit funds directly to Lek, which will be solely responsible for customer disbursements. Freedom RU and Freedom KZ currently clear all customer transactions through Cyprus intermediaries and Lek on a similar basis. FFIN will be compensated for executing customer orders through a traditional, transaction-based commission schedule.

FFIN will provide its services through our principal executive and operating office at 324 South 400 West, Suite 150, Salt Lake City, Utah 84101.

The Acquisitions

The Acquisition Agreement

As noted, on November 23, 2015, BMBM and Mr. Turlov entered into the Acquisition Agreement, which provides for BMBM’s acquisition of FFIN and the possible acquisition of the Freedom Companies from Mr. Turlov for what will constitute 95% of BMBM’s outstanding common stock, after giving effect to all such acquisitions. In connection with signing the Acquisition Agreement, Mr. Turlov assumed control of the Company.

Acquisition of FFIN

Upon signing the Acquisition Agreement, BMBM acquired FFIN in exchange for 224,551,913 shares of BMBM’s common stock, which constituted approximately 80.1% of its 280,339,467 shares of common stock issued and outstanding after giving effect to such acquisition. As a result of the foregoing, Mr. Turlov became our largest shareholder and FFIN became our wholly owned subsidiary.

As part of the acquisition, Boris Cherdabayev and Valery Tolkachev resigned as directors, and Mr. Turlov was appointed as chairman and Arkady Rakhilkin, Mr. Turlov’s designee, was appointed to our board of directors, joining our incumbent directors: Askar Tashtitov, Jason Kerr, and Leonard Stillman. Mr. Tashtitov resigned as the Company’s president. The new board appointed Mr. Turlov as chief executive officer.  The other officers remain unchanged.  Following is the list of officers of BMBM:

Name	Position

Timur Turlov	Chief Executive Officer
Evgeniy Ler	Chief Financial Officer and Treasurer
Adam Cook	Secretary

Our board of directors has determined that the acquisition of FFIN was, and the acquisition of the Freedom Companies on the agreed terms will be, consistent with, and in furtherance of, our long-term business strategy; are fair to, and in the best interests of, us and our stockholders; and has approved and adopted the Acquisition Agreement, including the issuance of our common stock and the other transactions contemplated therein.

Acquisitions of the Freedom Companies

The Acquisition Agreement also provides for our possible acquisition of the Freedom Companies (Freedom RU, including its subsidiary Freedom KZ, and Freedom CY) in separate closings. The acquisitions of Freedom RU and Freedom CY are separate transactions that are not interdependent, so we may acquire either, both, or none of such companies.

Freedom RU and Freedom KZ

We have agreed to issue shares of our common stock to Mr. Turlov, the sole owner of Freedom RU, to acquire Freedom RU and its subsidiary Freedom KZ for what would constitute about 13% of our outstanding stock, after such acquisition.  In addition to the general conditions precedent to closing set forth in the Acquisition Agreement, our acquisition of Freedom RU is expressly conditioned on Freedom RU receiving approval from the National Bank of Kazakhstan of the change in ownership, direct or indirect, of 25% or greater of the ownership in Freedom KZ.

Freedom CY

We have agreed to issue shares to Mr. Turlov to acquire Freedom CY for what would constitute about 2% of our outstanding stock, after giving effect to such acquisition. Combining the shares to be issued to acquire Freedom CY with the shares Mr. Turlov would own after giving effect to the previous two acquisitions would increase his ownership of our common stock to approximately 95% of our issued and outstanding shares.

In addition to the satisfaction of general representations and warranties and conditions precedent, the completion of the acquisition of each of Freedom RU and Freedom CY is further dependent on the express conditions that:

(a)           The particular Freedom Company to be acquired completes and provides to us audited consolidated financial statements prepared in accordance with GAAP and GAAS, so that we can include such audited financial statements in our periodic reports filed with the SEC; and

(b)           If, at the time of the proposed closing, we do not have sufficient authorized but unissued shares to issue the number of shares as we agreed in the Acquisition Agreement, we effect a recapitalization consisting of: (i) a reverse split of our outstanding common stock in such amount as our board of directors may determine and (ii) an increase in the number of our authorized common stock in such amount as our board may determine. (See below.)

Completion of each acquisition is also conditioned on the continuing accuracy of the representations and warranties of the respective parties to the Acquisition Agreement, the satisfaction of certain conditions and other covenants, many of which may be waived by either party.

Mr. Turlov has agreed, either individually or through FFIN or one or more of the Freedom Companies, to bear all fees and expenses incurred by BMBM in connection with the preparation, negotiation, execution, and performance of the Acquisition Agreement and the consummation of the transactions contemplated in the Acquisition Agreement.

Recapitalization

We are authorized to issue 500,000,000 shares of common stock and have approximately 224.6 million shares outstanding. Under the Acquisition Agreement, we are obligated to issue sufficient shares to Mr. Turlov such that following the acquisitions of Freedom RU and Freedom CY, Mr. Turlov will own approximately 95% of the issued and outstanding common stock of the Company, which together with our currently outstanding stock, would exceed our authorized common stock. Therefore, if we do not have a sufficient number of authorized but unissued shares to issue the number of shares required under the Acquisition Agreement before the acquisition of either Freedom RU or Freedom CY, we have agreed to recapitalize BMBM by effecting a reverse split of our common stock and a change in our authorized common stock to such number of shares of common stock as our board of directors determines. After such reverse-split, the number of shares that we are obligated to issue to complete the proposed acquisitions will be appropriately reduced.

After giving effect to the acquisition of all of the Freedom Companies, which then would become our wholly owned direct or indirect subsidiaries, Mr. Turlov will own approximately 95% of our post-reverse-split shares then issued and outstanding.

Timing and Sequence of the Acquisitions

Periodic reporting requirements applicable to us require that we file, within four business days after the closing of each acquisition, a Current Report on Form 8-K containing audited financial statements prepared in accordance with GAAP and GAAS for the acquired company. The required financial statements have not been completed for Freedom RU, including its subsidiary Freedom KZ, or Freedom CY. Additionally, in order to have sufficient shares to complete the acquisitions on the agreed terms, we must complete a recapitalization to reverse-split our authorized shares of common stock and to increase the number of authorized but unissued shares.

In order to avoid unnecessary costs and delays, the Acquisition Agreement provides for the acquisition of FFIN upon execution and allows for sequential closings of the acquisitions of each of Freedom RU and Freedom CY, all as part of a single integrated plan. If, for any reason, one of the Freedom Companies is not acquired and the closings cannot be completed, there will be no change to the terms of any of the acquisitions that have already been consummated.

We may abandon the acquisition of either Freedom RU or Freedom CY if it is not completed by December 31, 2016. If we do not complete either of such acquisitions, we may nevertheless execute through FFIN securities transactions of the customers of such Freedom Companies not acquired under introducing, execution, clearing, and settlement arrangements common in the securities industry and at competitive rates. Any such arrangement would not be the result of arm’s-length negotiations. The Acquisition Agreement does not grant to us any right or remedy to rescind our acquisition of FFIN if we do not complete the acquisition of the Freedom Companies because of their failure to provide required audited financial statements or meet other pre-closing conditions.

Accounting and Tax Treatment

The Acquisition Agreement is being treated as a reverse acquisition of BMBM, a public shell company, for financial accounting and reporting purposes. As such, FFIN is treated as the acquirer for accounting and financial reporting purposes and the subsequent closings of the Freedom Companies will be treated as acquisitions of entities under common control for accounting and financial reporting purposes. As a result, the historical financial statements reflected in our future financial statements will be those of FFIN, and following the subsequent closings, will include the Freedom Companies. Finally, our assets, liabilities, and results of operations will be consolidated with the assets, liabilities, and results of operations of FFIN, and following the subsequent closings, will include the Freedom Companies.

The Freedom Companies

Since the organization of Freedom RU in 2010 and the acquisition of Freedom KZ in 2013, they have serviced a growing customer base with increasing amounts invested. As of December 31, 2014, Freedom RU and Freedom KZ together had approximately 27,800 total active customer accounts, with aggregate investment positions of approximately $115 million. The customers of the Freedom Companies typically execute approximately 17,200 transactions per month, with an aggregate transaction value of over $1.1 billion. The customers range from retail traders that frequently execute large transactions to relatively small, inactive accounts that hold securities positions long term. In the preceding year, approximately 80% or more of the aggregate trading dollar volume was generated by about two dozen margin day traders. The Freedom Companies’ customers principally invest in exchange-traded securities. Therefore, in serving these customers, FFIN expects to execute customer transactions principally in exchange-listed and traded:

●	corporate equity securities;

●	corporate debt securities;

●	mutual funds;

●	U.S. government securities; and

●	options.

For the year ended December 31, 2014, Freedom RU and its subsidiary Freedom KZ together had consolidated profits (unaudited, subject to adjustment) of approximately $2.0 million on revenues of about $5.9 million. As of December 31, 2014, the consolidated shareholders’ equity of Freedom RU and Freedom KZ totaled approximately $10.7 million. Collectively, Freedom RU and Freedom KZ together employ 17 executive and supervisory employees, 44 administrative and clerical employees, and 75 persons serving as customer representatives.

Freedom RU and Freedom KZ will supplement the transaction execution services currently provided through intermediaries by offering to direct their customer orders through FFIN for execution. We believe that the customers of Freedom RU and Freedom KZ, as prospective customers of FFIN, will view the United States as an attractive, economically sound, financially stable, and well-regulated securities market in which to invest. The recent strength of the U.S. dollar (“dollar”) as compared to the Russian ruble and Kazakh tenge, both of which have fluctuated widely and declined in value substantially relative to the dollar in the past several months, appears to have heightened this interest, even though this currency exchange rate trend effectively reduced the amounts these customers are able to invest in U.S. dollar-denominated securities. Accordingly, combining these financial services businesses will provide vertically integrated, international financial services and will take advantage of our status as a publicly traded company with access to the securities markets in the United States.

Freedom RU

Freedom RU was organized in 2010 and provides financial services in the Russian Federation in accordance with the Russian government’s open-ended licenses for brokerage, dealer, and depository operations and for activities in securities management. The Federal Financial Markets Service of Russia provides the governmental regulation of company operations and the protection of the interests of its customers.

Freedom KZ

Freedom KZ was acquired by Mr. Turlov in 2013 from unrelated parties. When Mr. Turlov acquired Freedom KZ, it was controlled by Korean nationals and principally facilitated Korean investment in Kazakhstan. It was not profitable. Freedom KZ provides professional services in the capital markets. Since 2006, Freedom KZ has been a professional participant of the Kazakhstan Stock Exchange, which enables it to manage investment portfolios for its clients. Freedom KZ is regulated by the Committee for the Control and Supervision of the Financial Market and Financial Organizations of the National Bank of the Republic of Kazakhstan.

Freedom CY

Freedom CY was organized in August 2013, completed its regulatory licensing in May 2015, and is in the process of initiating activities pursuant to this license. Freedom CY will provide transaction handling and intermediary services to Freedom RU and Freedom KZ and is regulated by the Cyprus Securities and Exchange Commission. Before Freedom CY received it regulatory licensing and began operations, limited transaction intermediary services were provided to Freedom RU and Freedom KZ by another firm owned by Mr. Turlov that operates pursuant to an interim informal licensing exemption. Freedom CY is initiating its own operations without acquiring assets, operating capabilities, or employees of Mr. Turlov’s separately owned intermediary. Freedom RU and Freedom KZ customers will be provided the opportunity to have their transactions executed, cleared, and settled through FFIN if and when FFIN completes federal and state registration and receives FINRA membership.

Customer Base and Marketing Plan

We will focus our marketing efforts on offering and providing international customers with access to the stability and long-term growth opportunities offered by the U.S. investment markets, as well as the regulatory protections that extend to customers of U.S. broker-dealers, including security of customer funds. Our primary source of customer business will be the existing and expanding client base of the Freedom Companies. The Freedom Companies’ representatives will become registered with FINRA as foreign associates of FFIN, which will compensate them through their individual employer. If in the course of providing services, a customer of a Freedom Company determines to invest in the U.S. markets, the foreign associates will help the customer open an account with FFIN to begin investing. We anticipate that these customers will be a mix of individual retail customers, including family or small business entities owned and controlled by individuals, family asset planning or holding companies, and private equity funds.

Additionally, we intend to send a communication to the customers of the Freedom Companies that currently trade in U.S. securities to notify them of the opportunity to become a customer of FFIN.

Outside of the business from the Freedom Companies, we may also market or advertise our services in the United States, but have not determined the scope or direction of that effort.

As our volume of customer order execution expands, we may develop and offer additional services and products, subject to applicable regulatory requirements.

Competition

Since the base of our customers will be retail investors in Russia and Kazakhstan, our principal competitors will be in those countries, each of which has a vigorous and aggressive competitive investment and securities markets. There are both local and large financial services firms that offer an array of financial products and services in these countries. The financial service firms with which we compete for customers in Russia include JSC Brokerage House Otkrytiye, LLC Company BrokerCreditService, LLC KIT Finance, and FINAM Group and in Kazakhstan include JSC Halyk Finance, JSC Assyl Invest, and JSC Centras Securities.

We believe competition will be based principally on the level of our service, the convenience of our services, our ability to provide personalized service, and our charges to customers. Customer costs include transaction execution fees, commissions and charges as well as margin interest rates the Freedom Companies charge their customers investing on margin.

Many of the firms with which we will compete are larger, provide more diversified services and products, provide access to more international markets, and have greater management, technical, and financial resources. We cannot assure that we will be able to compete effectively.

Reports to Security Holders

All materials we file with the SEC, including our annual reports, quarterly reports, current reports, proxy and information statements, and other information, are available at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public also may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Regulation

Overview

Our proposed business and the securities industry in general are subject to extensive regulation in the United States at both the federal and state level, as well as by industry self-regulatory organizations (“SROs”). Our business and our customers will also be subject to regulation by various foreign governments and regulatory bodies.

In the United States, a number of federal and industry regulatory agencies are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of customers participating in those markets. The SEC is the federal agency that is primarily responsible for the regulation of broker-dealers doing business in the United States. Broker-dealers are also subject to registration and regulation by state securities laws administered by regulators in those states in which such broker-dealers conduct business, which generally covers the states in which their customers reside. Industry SROs, each of which has authority over the firms that are its members, include FINRA, national securities exchanges such as the New York Stock Exchange on which securities are traded, the Depository Trust Corporation, commonly referred to as DTC, to facilitate transaction clearing, and other SROs.

Our wholly owned subsidiary FFIN plans to apply for registration as a broker-dealer with the SEC and in Utah, where its principal U.S. offices are located, and to become a member of FINRA.

If and when FFIN completes federal and state registration and FINRA membership, it will have overlapping schemes of regulation that will cover all aspects of its securities business. These regulations cover a broad range of matters, including:

●	capital requirements;

●	the use and safekeeping of customers’ funds and securities;

●	recordkeeping and reporting requirements;

●	customer identity, clearance, and monitoring to identify and prevent money laundering;

●	supervisory and organizational procedures intended to monitor and assure compliance with securities laws and to prevent improper trading practices;

●	employee-related matters, including qualification and licensing of supervisory, sales, and operations personnel;

●	transaction execution, clearance, and settlement procedures; and

●	rules of FINRA designed to promote high standards of commercial honor and just and equitable principles of trade.

Applicable regulations address specific details concerning the relationship between broker-dealers and their customers. As a result, many aspects of the broker-dealer customer relationship are subject to regulation, including customer anti-money laundering monitoring and reporting, a firm’s “know your customer” requirements, “suitability” determinations as to certain customer transactions, limitations in the amounts that may be charged to customers, timing of proprietary trading in relation to customers’ trades, disclosures to customers, and other matters. Many of these provisions may impose special regulatory and compliance obligations on us because of our expected foreign customer base.

Violations of federal or state laws or regulations or rules of SROs could subject FFIN and its principals and other employees to disciplinary proceedings or civil or criminal liability, including revocation of licenses, censures, fines, disgorgement, or temporary suspension or permanent bar from the conduct of its or their activities. Any such proceeding could have a material adverse effect upon its and our business.

In addition to being regulated in the United States, our business will be subject to regulation by various foreign governments and regulatory bodies. If our acquisition of Freedom RU is completed, our activities through that entity, which is licensed in the Russian Federation to conduct open-ended brokerage, dealer, depository operations, and securities management, will be subject to regulation by the Central Bank of the Federation of Russia, which provides governmental regulation of company operations and protection of the interests of its customers. The acquisition of Freedom RU will also result in the acquisition of its wholly owned subsidiary, Freedom KZ. Freedom KZ provides professional services in the capital markets of Kazakhstan and is a professional participant of the Kazakhstan Stock Exchange, which enables Freedom KZ to manage investment portfolios for its clients. Freedom KZ is regulated by the Committee for the Control and Supervision of the Financial Market and Financial Organizations of the National Bank of the Republic of Kazakhstan. If our acquisition of Freedom CY is completed, our activities through that entity, which will be licensed in Cyprus, will be regulated by the Cyprus Securities and Exchange Commission. These authorities in Russia, Kazakhstan, and Cyprus enforce a comprehensive regulatory regime similar in nature and scope to the regulation of broker-dealers in the United States.

If in the future FFIN were to expand its planned initial activities to include funds management, investment banking, venture capital, or private equity activities, its regulation would increase. We currently do not plan to engage in activities that would make us subject to registration under or compliance with the Investment Advisers Act of 1940 or the Investment Company Act of 1940. To the extent that we operate in related areas in reliance on exemptions from these statutes, our failure to meet the requirements of any such exemptions could have a material adverse effect on the manner in which we conduct, or would like to conduct, our activities in order to service the expected demands of our customers or expand our operations.

Additional legislation and regulations, particularly those relating to the activities of a broker, changes in rules promulgated by the SEC or other U.S. or foreign governmental regulatory authorities and SROs, or changes in the interpretation or enforcement of existing laws and rules—not only the regulations applicable to FFIN and the Freedom Companies (if our acquisition of any of those companies is completed) as broker-dealers, but also regulations of general application—may adversely affect our manner of operation and profitability. For example, the volume or nature of customer interest in particular investment products could be affected by, among other things, existing and proposed tax legislation, foreign investor limitations or regulation, antiterrorism considerations, antitrust policy, and other governmental regulations and policies (including the interest rate policies of the Federal Reserve Board) and changes in interpretation or enforcement of existing laws and rules that affect the business and financial communities generally.

Net Capital Requirements

As a broker-dealer registered with the SEC and a member firm of FINRA, FFIN will be subject to the capital requirements of the SEC and FINRA. These capital requirements specify minimum levels of capital computed in accordance with extensive regulatory requirements (“net capital”) that each firm is required to maintain and also limit the amount of leverage (i.e., aggregate indebtedness compared to capital). The matrix of computational requirements includes a myriad of details respecting how assets are valued, the items to be included in aggregate indebtedness, the obligation to segregate customer funds and securities, and other items.

Because FFIN will clear its transactions through a clearing firm and, therefore, will not receive or hold customer funds or securities, FFIN will be required to maintain net capital of only $5,000 under SEC Rule 15c3-1(2)(vi). Additional SRO requirements require a broker-dealer to reduce its business if its net capital (after giving effect to certain adjustments) is less than 120% of its net capital minimum dollar amount, which in FFIN’s case would effectively increase its net capital requirement to $6,000. In order to continue to be required only to maintain this minimal net capital, FFIN will be required to limit its activities. FFIN would have to increase its net capital substantially if it were to receive and hold customer funds or securities or expand its business to engage in activities for which additional capital is required.

“Net capital” is essentially defined as net worth (assets minus liabilities, as determined under generally accepted accounting principles), plus qualifying subordinated borrowings, less the value of all of a broker-dealer’s assets that are not readily convertible into cash (such as goodwill, furniture, prepaid expenses, unsecured receivables), and further reduced by certain percentages (commonly called “haircuts”) of the market value of a broker-dealer’s inventory of securities and other financial instruments.

Failure of a broker-dealer to maintain its minimum required capital would require it to cease executing customer transactions until it increased its net capital to the compliance level and could cause it to lose its membership in an SRO or its registration with the SEC, which could cause its liquidation. Further, the decline in a broker-dealer’s net capital below certain “early warning levels,” even though above minimum capital requirements, could trigger immediate obligations to notify regulatory authorities and cause material adverse consequences to the broker-dealer.

The SEC’s and FINRA’s capital rules also: (a) require that broker-dealers notify them before certain specified transactions that may impair net capital; (b) prohibit a broker-dealer from withdrawing or otherwise distributing equity capital or making related-party loans if they would impair net capital; and (iii) provide that the SEC and FINRA may prohibit withdrawals of capital from a broker-dealer or the repayment of subordinated loans if the SEC or FINRA believes such withdrawals would be detrimental to the financial integrity of the firm or would unduly jeopardize the broker-dealer’s ability to pay its customer claims or other liabilities.

Compliance with regulatory capital requirements could limit our expansion into activities and operations that require the intensive use of capital, such as underwriting and trading activities and financing of customer account balances. Net capital requirements also could restrict our ability to withdraw capital from our subsidiary broker-dealer, which in turn could limit our ability to transfer funds among our subsidiaries, pay dividends, repay debt, and redeem or purchase shares of our outstanding capital stock.

We believe that FFIN has net capital sufficient to meet the requirements of its currently planned operations.

Anti-Money Laundering

The U.S. Patriot Act of 2001, which expands the application of provisions of the Bank Secrecy Act, contains anti-money laundering and financial transparency rules that require that we implement and maintain a number of systems and procedures to ensure compliance with the statute. Substantive provisions of the Patriot Act specify standards that we must use to identify customers when accounts are opened and routinely thereafter and to monitor transaction and report suspicious activities. A growing anti-money laundering regulatory scheme outside the United States contains similar provisions. Our failure to comply with these provisions could have a material adverse effect on our business and expose us to possible sanctions, including substantial fines and penalties.

Our obligations respecting anti-money laundering will extend to our customers in Russia and Kazakhstan. Our clearing agreement with Lek provides for its collaboration in various aspects of our anti-money laundering compliance.

Foreign Corrupt Practices Act

The 1970 Foreign Corrupt Practices Act, or FCPA, broadly prohibits foreign bribery and mandates recordkeeping and accounting practices. The anti-bribery provisions make it illegal for us, either directly or through any subsidiary that we may acquire, to bribe any foreign official for the purpose of obtaining business. The term “public official” is defined broadly to include persons affiliated with government-sponsored or owned commercial enterprises as well as appointed or elected public officials. The recordkeeping provisions require that we make and maintain books that, in reasonable detail, reflect our transactions and dispositions of assets and devise and maintain a system of internal accounting controls that enables us to provide reasonable assurance that transactions are properly recorded in accordance with management’s authorizations, that transactions are recorded as necessary to permit the preparation of financial statements, that access to our funds and other assets is permitted only in accordance with management’s authorizations, and that the recorded accounts for assets are compared periodically with the existing assets to assure conformity.

The FCPA requires that we establish and maintain an effective compliance program, through the foreign employees of our foreign subsidiaries, to ensure compliance with U.S. law. Our failure to comply with the FCPA could result in substantial fines and other sanctions.

Foreign Account Tax Compliance Act

The 2010 Foreign Account Tax Compliance Act, or FATCA, was enacted in the United States to target non-compliance by U.S. taxpayers using foreign accounts.  FATCA requires foreign financial institutions, such as the Freedom Companies, to report to the United States Internal Revenue Service (“IRS”) information about financial accounts held by U.S. taxpayers, or by foreign entities in which U.S. taxpayers hold a substantial ownership interest.

The United States has entered into intergovernmental agreements with a number of countries establishing mutually agreed upon rules for the implementation of the data sharing requirements of FATCA.  It has not, however, entered into such an agreement with Russia.  As a result, Russia adopted legislation to allow financial institutions to share foreign taxpayer data with foreign tax authorities, such as the IRS, without breaching Russian data protection and confidentiality laws.  The Russian legislation sets forth extensive rules relating to when and how the financial institution may gather and share foreign taxpayer information.  The Russian legislation establishes extensive monitoring procedures requiring, among other things, the notification to various Russian state bodies by the financial institution of registration with a foreign tax authority, receipt of requests for foreign taxpayer data, and the delivery to Russian state bodies of foreign taxpayer data prior to delivery to a foreign tax authority.  Under the legislation, Russian regulators retain the right to prohibit disclosure of foreign taxpayer information in certain instances.  Failure to comply with the Russian legislation may result in monetary fines for the financial institution and its officers.  Because of the lack of an agreement between the U.S. and Russia establishing mutually agreed upon guidelines for data sharing, inconsistencies in the two legal regimes exist, which can place a financial institution in Russia, such as Freedom RU,  in the position of having to decide whether to comply with Russian legislation or with FATCA.  For example, under Russian legislation, a financial institution may share foreign taxpayer data only with the consent of the foreign taxpayer, and even when consent is given, Russian regulators may, in certain circumstances, prohibit disclosure.  There is no exemption for foreign financial institutions from the FATCA disclosure requirements.  Similarly, FATCA generally requires the foreign financial institution to withhold 30% of designated payments, however, the Russian legislation does not grant financial institutions the authority to act as a withholding agent for a foreign tax authority.  The Russian legislation does allow financial institutions to decline to provide services to foreign taxpayers.

Kazakhstan and the United States have entered an intergovernmental agreement containing provisions regulating the process for Kazakh financial institutions to collect information on U.S. taxpayer accounts and provide that information to the IRS.  In general, the requirements of the agreement concern the analysis of new and existing customer accounts to identify U.S. taxpayers.  The agreement requires Kazakh financial institutions to register with the IRS and define their status in accordance with FATCA. Financial institutions are obligated to identify their clients and analyze their products to identify the accounts of customers affected by FATCA and collect all necessary information to classify those accounts in compliance with the requirements of FATCA.  After classifying the accounts, financial institutions will be obligated to regularly present information, including name, taxpayer identification number and account balance to the Kazakh tax authorities for transfer to the IRS.

Cyprus and the United States have entered an intergovernmental agreement which requires Cyprus financial institutions to determine accounts maintained by U.S. tax residents, comply with verification and enhanced due diligence procedures, and provide annual reporting on these accounts to the Cyprus tax authorities who subsequently will provide the reports to the IRS.  In addition, Cyprus financial institutions are required to make necessary tax withholdings to be paid to the IRS.  As a “Reporting Financial Institution” under the intergovernmental agreement, Freedom CY will be required to obtain required client documentation associated with the indicia of his, her or its U.S. tax residency status as well as all related account information in order to report accordingly.

The failure to comply with FATCA could result in economic and reputational consequences to Freedom RU, Freedom KZ, or Freedom CY as well as the imposition of sanctions or penalties including responsibility for the taxes on any funds distributed without the proper withholdings set aside.

Foreign Regulation

Russia

Freedom RU provides professional services in the capital markets of the Russian Federation and is a professional participant of the Moscow and Saint Petersburg Stock Exchange.  Freedom RU holds four licenses issued by the Federal Service for Financial Markets of the Russian Federation that allow it to provide brokerage, dealer, depository and securities management services in Russia.  Freedom RU also provides foreign currency trading services.

In Russia, a number of federal and industry regulatory agencies are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of customers participating in those markets. The Central Bank of the Federation of Russia (the “Central Bank”) is the principal financial market regulator responsible for the regulation of broker-dealers, depositories and securities managers doing business in Russia. Industry SROs, each of which has authority over the firms that are its members, include the Association of Securities Market Participants (“NAUFOR”), National Securities Market Association (“NFA”) national securities exchanges such as the Moscow Stock Exchange and the St. Petersburg Stock Exchange on which securities are traded, and other SROs.

Freedom RU is subject to overlapping schemes of regulation that govern all aspects of its securities business.  The regulations cover a broad range of practices and procedures, including:

●	capital requirements;

●	the use and safekeeping of customers’ funds and securities;

●	recordkeeping and reporting requirements;

●	customer identity, clearance, and monitoring to identify and prevent money laundering;

●	supervisory and organizational procedures intended to monitor and assure compliance with securities laws and to prevent improper trading practices;

●	transaction execution, clearance, and settlement procedures;

●	qualification of firm management; and

●	risk detection, management and correction.

The Central Bank, NAUFOR and NFA regulations include rules governing practices and procedures addressing the relationship between broker dealers and their customers. As a result, many aspects of the broker dealer customer relationship are subject to regulation.  These regulations include customer identification and due diligence procedures, collection of customer financial suitability documentation, anti-money laundering monitoring and reporting, customer fees, clearing, settlements, risk management and other matters.

Violations of securities laws and regulations by broker dealers and other securities industry fiduciaries in Russia can subject them to a broad range of disciplinary actions including remedial actions, imposition of fines and sanctions, removal from managerial positions, loss of licensing, and criminal proceedings.

Capital Requirements

The Central Bank establishes minimum net capital requirements for securities market participants including brokerages, dealers, depositories and securities managers. In the event the net capital of such service provider drops below the minimum requirement, it is obligated to notify the Central Bank, provide a plan to meet its minimum capital requirements and perform all actions necessary to bring it back into compliance with the net capital requirement.  The minimum net capital requirement of Freedom RU to provide brokerage, dealer, depository, securities management and foreign currency trading services is approximately $2,770,000, which it currently has.

In the event a broker dealer fails to maintain its minimum net capital, it must immediately notify the Central Bank.  The Central Bank may take any of the following actions, (i) require the broker dealer to submit a detailed plan to increase its net capital to at least the minimum requirement, (ii) impose financial penalties in the event the broker dealer does not provide a detailed explanation as to the reasons for the decrease below the minimum requirement, (iii) cause the broker dealer to cease operations until it meets the minimum net capital requirement, (iv) suspend the broker dealer’s licenses for a period of time, and (v) in case of failures, the Central Bank can withdraw licensure and disqualify the firm’s management from working within the industry.  This disqualification can be for up to a three-year period for the general director, controller and the head of the compliance department of the broker dealer.

Compliance with minimum capital requirements could limit Freedom RU’s expansion into activities and operations that require the intensive use of capital.  Minimum capital requirements could also restrict our ability to withdraw capital from Freedom RU, which in turn could limit our ability to transfer funds among our subsidiaries. Additionally, the failure of Freedom RU to maintain its minimum net capital requirement could result in penalties or other sanctions.

Anti-Money Laundering

The law on the Prevention of Money Laundering and the Financing of Terrorism (“AML Law”) establishes laws designed to prevent money laundering activities and financing of terrorism.  The AML Law is supported by recommendations, binding instructions and regulations of the Central Bank and other authorities.  The AML Law requires institutions dealing with cash operations, including all kinds of financial institutions, including professional participants in the securities markets, to establish mandatory internal protocols to client and payment acceptance.  In particular, regulated entities must perform due diligence procedures to ascertain the identity of the customer and monitor transactions for suspicious activity.  Regulated entities must identify and report transactions falling within certain categories.  If either party to such transactions is suspected of being connected to terrorist activity the transaction is subject to mandatory control regardless of the nature of the transaction.

The Central Bank may take preventative or enforcement measures against regulated financial institutions involved in transactions that infringe on anti-money laundering legislation.  Preventative measures may include issuing an order to cease a violation and provide the Central Bank with a program for improvement and establishing additional monitoring measures.  Enforcement measures may include the imposition of fines and withdrawal of licenses.  The failure of Freedom RU to comply with the AML Law could subject it to material legal action, which could have a material adverse effect on our business and results of operations.

Kazakhstan

The acquisition of Freedom RU will also result in the acquisition of its wholly owned subsidiary, Freedom KZ. Freedom KZ provides professional services in the capital markets of Kazakhstan and is a professional participant of the Kazakhstan Stock Exchange, which enables Freedom KZ to manage investment portfolios for its clients. Freedom KZ is regulated by the Committee for the Control and Supervision of the Financial Market and Financial Organizations of the National Bank of the Republic of Kazakhstan.

In Kazakhstan the National Bank of the Republic of Kazakhstan (the “NBK”) and the Kazakhstan Stock Exchange (the “KASE”) are the principal organizations tasked with safeguarding the stability of financial markets and financial institutions.  The NBK and KASE are responsible for setting the standards for regulating the activities of financial institutions and participants in the financial services industry and for monitoring compliance.  Settlement services for securities transactions are primarily governed by the rules and procedures of the Central Depositary.

Freedom KZ is licensed to provide broker dealer services with the right to carry customer accounts and to provide investment portfolio management services.  Freedom KZ has 13 offices located in 13 cities in Kazakhstan.

Freedom KZ is subject to overlapping schemes of regulation that govern all aspects of its securities business.  The regulations cover a broad range of practices and procedures, including:

●	capital requirements;

●	the use and safekeeping of customers’ funds and securities;

●	recordkeeping and reporting requirements;

●	customer identity, clearance, and monitoring to identify and prevent money laundering;

●	supervisory and organizational procedures intended to monitor and assure compliance with securities laws and to prevent improper trading practices;

●	transaction execution, clearance, and settlement procedures;

●	qualification of firm management; and

●	risk detection, management and correction.

NBK and KASE regulations include rules governing practices and procedures addressing the relationship between broker dealers and their customers. As a result, many aspects of the broker dealer customer relationship are subject to regulation.  These regulations include customer identification and due diligence procedures, collection of customer financial suitability documentation, anti-money laundering anti-terrorism funding monitoring and reporting, customer fees, clearing, settlements, and other matters.

The Republic of Kazakhstan has adopted extensive regulation regarding the responsibility for wrong doing by broker dealers and investment portfolio managers, ranging from disciplinary action to criminal punishments. Among the penalties available to the NBK in the event of wrong doing include cancelation of licenses, removal of management, monetary damages and criminal prosecution.    The NBK may also impose remedial requirements, such as requiring the wrongdoer to provide a plan of remediation to ensure the wrong doing is prevented in the future.  Action may be taken against the broker dealer, the management board of the broker dealer or both depending on the severity of the violation.

Capital Requirements

Kazakhstan regulation establishes minimum share capital requirements for broker dealers and investment portfolio managers. In the event the net capital of a broker dealer or investment portfolio manager falls below the requirement, it is obligated to notify the NBK, provide a plan to meet is minimum capital requirements and perform all actions to bring it back into compliance with the requirement. The minimum capital for broker dealers with a license to provide investment portfolio management services is currently approximately $960,000. The net capital requirement must be calculated on a daily basis.

The failure of a broker dealer to maintain its minimum capital requirement could result in the NBK taking any of the following enforcement measures, (i) requiring a letter of commitment to comply, (ii) execution of a written agreement to comply; (iii) issue a warning; (iv) issue a written prescription to eliminate the violation; and (v) impose penalties.  Enforcement measures may be imposed on the broker dealer or on top management of the broker dealer or both depending on the severity of the violation.

Compliance with minimum capital requirements could limit Freedom KZ’s expansion into activities and operations that require the intensive use of capital.  Minimum capital requirements could also restrict our ability to withdraw capital from Freedom KZ, which in turn could limit our ability to transfer funds among our subsidiaries. Additionally, if Freedom KZ falls below it minimum capital requirement the NBK could impose penalties or other sanctions on Freedom KZ.

Anti-Money Laundering

The Law on Anti-Money Laundering and Combating of Terrorism Financing (“AML/CFT”) establishes laws designed to combat money laundering and funding of terrorist activities.  By regulation adopted by the NBK, companies operating in the financial services industry in Kazakhstan are required to establish procedures designed to ensure, among other things, that the broker dealer:

●	undertake adequate due diligence of its customers;

●	perform financial monitoring of operations related to cash transfers and property;

●	monitor transactions and reports suspicious activities to appropriate authorities; and

●	provide periodic reporting to appropriate authorities.

The failure of Freedom KZ to comply with AML/CFT requirements could subject it to material sanctions, including penalties and fines, which could have a material adverse effect on our business and results of operations.

Cyprus

Freedom CY has applied for and been granted licensure by the Cyprus Securities and Exchange (“CySEC”) to provide investment and ancillary services as a Cypriot Investment Firm (“CIF”).  Freedom CY is currently putting in place the necessary infrastructure to activate its license.  If our acquisition of Freedom CY is completed and Freedom CY’s license is activated, our activities through that entity will be regulated by and under the supervision CySEC, an independent public supervisory authority, responsible for the supervision of the investment services market and transactions in transferable securities carried out in the Republic of Cyprus.  As a CIF, the activities of Freedom CY will be subject to various laws including the Cyprus Investment Act of 2002-2005, which provides the legal framework for the operation and supervision of CIFs, the rules and regulations of the Cyprus Stock Exchange and the Markets in Financial Instruments Directive II and Regulation (“MiFID”).

The MiFID is aimed at creating a single, more transparent market in financial services across all EU member states, to (i) improve the competitiveness and integration of EU financial markets by creating a single market for investment services and activities, (ii) ensure a high degree of harmonized protection for investors in financial instruments, (iii) increase market transparency, and (iv) promote easier cross border business. The MiFID allows registered investment firms to provide services throughout the EU on the basis of the home country supervision.

When Freedom CY’s license is activated, like FFIN and the other Freedom Companies, it will be subject to an overlapping scheme of regulation that will cover all aspects of its securities business.  These regulations cover a broad range of matters, including:

●	capital requirements;

●	safekeeping of clients’ funds and assets;

●	recordkeeping and reporting requirements;

●	client identification, clearance and monitoring to identify and prevent money laundering and funding of terrorism and facilitate FATCA reporting;

●	supervisory and organizational procedures intended to monitor and assure compliance with the relevant laws and regulations and to prevent improper trading practices;

●	employee-related matters, including qualification and certification of personnel; and

●	provision of investment and ancillary services, clearance, and settlement procedures.

Serious or systematic infringement of rules, regulations and directives of the laws, rules and regulations of Cyprus securities laws and/or the directives issued pursuant relevant EU regulations could subject Freedom CY, its principals and other employees to disciplinary proceedings or civil or criminal liability, including withdrawal of CySEC licensure, administrative fines, or temporary suspension or permanent bar from the performance of Freedom CY’s business activities. Any such proceeding could have an adverse material effect upon business activity of Freedom CY and the Company.

Capital Requirements

Freedom CY is subject to the capital requirements of the CRD IV package of the Capital Requirements Directives of the European Union.  A CIF holding client assets or client financial instruments and providing any of the following services (i) receiving and transmitting orders, (ii) executing orders on behalf of clients; (iii) providing portfolio management; or (iv) providing investment advice, has a minimum initial capital requirement of approximately $220,000.  The minimum initial capital requirement for a CIF providing any of the above services without holding client assets or client financial instruments is approximately $87,000, with some exceptions.  As Freedom CY will hold client assets and client financial instruments, it is anticipated Freedom CY will have an initial minimum capital requirement of approximately $220,000.

At all times Freedom CY’s minimum net capital must meet or exceed certain target capital ratios.  The capital ratio is calculated by totaling the firm’s Basel III Tier 1 capital (the sum of its common shares, share surplus, retained earnings, accumulated other comprehensive income and other disclosed reserves and common shares issued by consolidated subsidiaries that meet the criteria for inclusion, subject to regulatory adjustments) and its Basel III Tier 2 capital (instruments that meet the criteria for Tier 2 capital that are not included in Tier 1 capital, share premium resulting from instruments included in Tier 2 capital, instruments issued by consolidated subsidiaries and held by third parties that are not included in Tier 1 capital and certain loan loss provisions, subject to regulatory adjustments applied in calculation of Tier 2 capital) divided by the sum of risk weighted exposures (including credit, currency and operational risk exposures.  Currently, Freedom CY must maintain a minimum total capital ratio of 8% and a minimum total Tier 1 capital ratio of 6%

Cyprus securities rules require all CIFs to have processes in place to assess and maintain the minimum capital requirements on an ongoing basis. These processes are subject to regular internal review to ensure that they remain comprehensive and proportionate to the nature of the activities of the CIF. If a CIF fails to maintain its minimum capital requirement, the CIF is required to timely notify the CySEC of such failure.  CySEC may, at its discretion, set a deadline by which the CIF must remedy the situation.  If a CIF violates the net capital requirements and the directives issued by the CySEC, the CySEC may, in its absolute discretion based on the gravity of the violation, impose measures, penalties and sanctions including, (i) withdrawal or suspension of CIF authorization, (ii) publicly censure the CIF and the individuals responsible, (iii) issue cease and desist orders against the CIF and the individuals committing such violations, (iv) temporarily ban the individuals responsible for the violation and members of the CIF’s board of directors from exercising functions for a CIF, and (v) impose financial penalties upon the CIF and the individuals responsible for the violation.

Compliance with regulatory minimum capital requirements could limit Freedom CY’s expansion into activities and operations that require the intensive use of capital, such as dealing on its own account or underwriting or placing securities.  Minimum capital requirements also could restrict our ability to withdraw capital from Freedom CY, which in turn could limit our ability to transfer funds among our subsidiaries. Additionally, if Freedom CY falls below it minimum capital requirement the NBK could result in penalties or other sanctions.

Investor Compensation Fund

Pursuant to CySEC legislation, CIF’s are required to register as members of the Investor Compensation Fund (the “ICF”) for the protection of CIF clients, and must comply with the obligations of the ICF. The ICF was established to compensate CIF covered clients as to covered investment services and ancillary service. Payment of compensation by the ICF is subject to the existence of a well-founded claim by the client against a member of the Fund. The amount of compensation payable to each covered client is calculated in accordance with the legal and contractual terms governing the relationship of the covered client with the CIF, subject to the off-set rules applied for the calculations of claims. The maximum pay out by the ICF is approximately $22,000.

Anti-Money Laundering

The Prevention and Suppression of Money Laundering and Terrorist Financing Law of 2007, imposes laws and regulations designed to prevent the use of the Cyprus financial system for the purpose of money laundering and terrorist financing.  The law places special responsibilities on financial institutions, including CIFs, to implement and adhere to prescribed procedures for customer identification, record keeping and internal reporting and reporting of suspicious money laundering transactions.  This law includes imposes requirements on such institutions to ensure that all employees are aware of their obligations under the law and receive adequate training designed to assist them in recognizing and reporting suspicious transactions.  Freedom CY’s failure to comply with these provisions could have a material adverse effect on its business and expose it to possible sanctions, including substantial fines and penalties.  Freedom CY’s obligations respecting anti-money laundering will extend to its customers in Russia and Kazakhstan.

Employees

We currently have two employees, including one full-time employee, a principal of FFIN, at our principal executive offices in Salt Lake City, Utah. FFIN will add employees as warranted if it obtains regulatory approval to engage in business as a securities broker-dealer.

FORM 10—ITEM 1A. RISK FACTORS

In addition to the negative implications of all information and financial data included in or referred to directly in this report, you should consider the following risk factors. This report contains forward-looking statements and information concerning us, our plans, and other future events. Those statements should be read together with the discussion of risk factors set forth below, because those risk factors could cause actual results to differ materially from such forward-looking statements.

Risks Related to Our Proposed Acquisitions

We cannot assure when or whether our proposed acquisitions of Freedom RU, including its subsidiary Freedom KZ, which operate as securities broker-dealers in Russia and Kazakhstan, and Freedom CY, which operates as a broker-dealer in Cyprus, may be completed.

The Acquisition Agreement under which we acquired FFIN and propose to acquire Freedom RU, including  its subsidiary Freedom KZ, and Freedom CY, specifies that our acquisition of any individual Freedom Company will not be completed until it completes and provides audited financial statements prepared in accordance with GAAP and GAAS and the requirements of the SEC. The books and records of each of these companies have been maintained under accounting principles and regulatory requirements in their jurisdiction of organization, operation, and regulation that are materially different and perhaps less rigorous than GAAP and GAAS in the United States and SEC requirements. We cannot assure when or whether the Freedom Companies can meet these financial statement requirements. The acquisition of Freedom RU is further conditioned on the satisfaction of specified regulatory requirements in Kazakhstan applicable to Freedom KZ.

The completion of any acquisition is further dependent on us having a sufficient number of authorized but unissued shares to issue the amount of stock that we agreed to issue in the Acquisition Agreement. If, at the time of a proposed acquisition, we do have a sufficient number of authorized but unissued shares to complete the transaction, we have agreed to effect a recapitalization consisting of a reverse-split of our outstanding common stock  and a change in the number of shares of common stock we are authorized to issue, in each case to such number as the board of directors may determine. Mr. Turlov, our principal stockholder, will have the power to authorize this action without the vote of any other stockholder, so approval of the recapitalization is assured. The acquisition of Freedom RU and its subsidiary Freedom KZ is separate from the acquisition of Freedom CY, so both, one, or neither of these acquisitions may be completed.

Each of the acquisitions is also subject to the satisfaction of a number of additional conditions that are beyond our control that may prevent, delay, or otherwise adversely affect the completion of one or both of the proposed acquisitions, including the continued accuracy of several representations and warranties, some of which may be waived. We cannot predict whether or when any of these conditions will be satisfied. Assuming the satisfaction of the conditions to the acquisitions, we expect, but cannot assure, the completion of both acquisitions before the end of 2016. Any of the acquisitions may be abandoned if not closed by that date.

The percentage ownership of our stockholders in the Company has been reduced substantially as a result of our acquisition of FFIN and will be further substantially reduced as a result of the completion of the proposed acquisition.

As a result of the acquisition of FFIN, stockholders that previously owned 100% of our outstanding stock the Company now own approximately 19.9% of our stock.  If the proposed acquisitions of Freedom RU and Freedom CY are completed, the ownership of the stockholders that owned 100% of our outstanding stock before signing the Acquisition Agreement will own an aggregate of approximately 5% of our stock.  We cannot assure that the value of the retained stock of the stockholders that owned 100% of our outstanding stock is or will be greater when their ownership is reduced to approximately19.9% or 5% as a result on the transfer of assets and operations to the Company as consideration for the issuance of a controlling interest in the Company.

The Acquisition Agreement restricts the conduct of our business before the completion of the acquisitions and limits our ability to pursue alternative acquisition, expansion, or diversification alternatives.

The Acquisition Agreement restricts our ability to engage in activities or transactions outside the ordinary course of our business pending the completion of the acquisitions, December 31, 2016, or the consent of Mr. Turlov, which may be granted or withheld in his absolute discretion. These restrictions may prevent us from pursuing otherwise attractive business opportunities and making other changes to our business.

Our failure to complete the proposed acquisitions could negatively impact the trading price for our common stock and our future business and financial results.

If one or both acquisitions are not completed, the trading price for our common stock and our ongoing business may be adversely affected by several risks and consequences. For example, we may experience negative reactions from the financial markets about our ongoing viability and concerns that we may seek other activities and operations that may expose us to further risks. Further, while we are prohibited by the terms of the Acquisition Agreement from pursuing other opportunities, we may miss opportunities to expand or enter into new business or financial transactions that have attractive potential to provide value to our stockholders. We cannot assure that Mr. Turlov, whose consent is required in order to enter into a transaction other than in the ordinary course of business, would consent. He is under no obligation to do so.

Timur Turlov will be subject to significant conflicts of interest in connection with the Acquisition Agreement.

Timur Turlov will be required to make decisions about his performance under and compliance with the terms and conditions to which he is subject under the Acquisition Agreement while he is also our chairman, chief executive officer, and controlling stockholder and, therefore, has a fiduciary duty to us and our stockholders. Accordingly, he will be subject to substantial conflicts of interest in such matters. We have not adopted procedures to resolve these conflicts of interest in our favor. Further, we cannot assure that our intent to have all of our decisions respecting our performance under and compliance with the terms and conditions to which we are subject under the Acquisition Agreement determined by a majority of our disinterested, independent directors will eliminate all conflicts of interest to which such disinterested, independent directors may be subject.

Risks Related to Our Pending Applications to Operate as a Securities Broker-Dealer

We cannot assure that FFIN will complete the required steps to become a U.S. securities broker-dealer.

FFIN plans to apply to become a member of FINRA and to register as a broker-dealer with the SEC and applicable state authorities. Those applications, particularly the FINRA application, are technical and complicated and require substantial information about FFIN, our company, and our controlling stockholder and management. FFIN’s application for FINRA membership must meet stringent requirements, and approval of its application is subject to substantial discretion. We cannot commence business until all applications are approved, and we cannot assure approval. FFIN’s inability to complete the licensing and membership requirements to become a U.S. broker-dealer does not preclude us from completing the acquisitions of Freedom RU, Freedom KZ, and Freedom CY, but the inability to use FFIN to execute securities transactions in the United States on behalf of the customers of Freedom RU, Freedom KZ, and Freedom CY would have a material adverse effect on our business and results of operation.

There is no arrangement for us to rescind the transaction through which we issued what is now 80.1% of our outstanding common stock in consideration of the acquisition of 100% ownership of FFIN if its applications to become a U.S. securities broker-dealer are not approved.

Under the Acquisition Agreement, we issued 224,551,913 shares, or approximately 80.1% of our outstanding common stock, in consideration of our acquisition of 100% of the ownership of FFIN, which plans to file applications to become a U.S. securities broker-dealer. We cannot assure that FFIN can meet the applicable requirements or that FFIN will ever successfully complete the steps required to become a U.S. broker-dealer. If FFIN fails to become a U.S. broker-dealer, the foundation of our proposed international financial services firm will be substantially undermined and devalued. We cannot assure that we would be able to identify and implement alternative ways to serve international securities customers, including customers of the Freedom Companies. We do not have the right to rescind the acquisition of FFIN and recover the shares issued in the transaction if FFIN’s efforts to become a U.S. broker-dealer are not successful, even though the value of FFIN to us would be reduced substantially.

Regulatory authorities may impose substantial restrictions on the nature and extent of our proposed activities as a condition to approval of FFIN’s FINRA membership application.

FFIN’s applications to regulatory authorities, particularly for membership in FINRA, will be subject to substantive review under a number of regulatory criteria. Pursuant to its discretion, FINRA typically imposes restrictions on the activities of new members to limit certain kinds or amounts of activities that may adversely impact a firm’s financial integrity or expose its customers to risk. These restrictions may expire after a designated period or may be lifted after specified operating conditions are met. We cannot predict the nature of such new membership restrictions or the extent to which they will limit FFIN’s proposed activities.

We may need to change our proposed plan of operation, management and supervisory personnel and procedures, and operating systems in order to overcome objections from authorities.

FFIN’s new membership application to be filed for membership in FINRA includes detailed information about the manner in which FFIN proposes to conduct business; FFIN’s management and supervisory personnel and procedures; transaction processing, recordkeeping, and reporting; satisfaction of monitoring and compliance requirements; administrative and customer relations protocols; and other matters. We may be required to change or supplement our current plans, arrangements, and personnel to overcome comments or objections on FFIN’s application. These changes may cause delays or additional costs and may be inconsistent with our current business plan and overall strategy. We cannot predict the nature or extent of any conditions that may be imposed or their impact on our proposed activities.

Risks Related to Effecting Securities Transactions for Foreign Customers

Our anti-money laundering obligations under the U.S. Patriot Act to monitor and report suspicious activity impose special compliance obligations, expose us to compliance risks, and may adversely affect our customer relations.

Our anti-money laundering obligations under the U.S. Patriot Act require us to adopt and implement a comprehensive compliance policy that will require us to review the identity and conduct of our customers and the nature of their transactions with a view to determining whether they or their conduct is proscribed by law. Our efforts, in conjunction with our clearing firm, to obtain the required detailed information and documentation from our customers, particularly in Russia and Kazakhstan, may be inconsistent with cultural norms and may adversely affect our customer relationships. We will be obligated to report to federal officials our customers’ suspicious activities, and our failure to do so timely, adequately, or accurately may expose us to sanctions.

Our business will depend on the ability of our clearing firm, on our behalf, to receive and transmit funds internationally.

Funds invested by our customers will be transmitted to our clearing firm and by it back to our customers through international banking electronic transfers, which can experience clerical and administrative mistakes, be subject to technical interruption, be delayed, or otherwise fail to work as planned. We will have no control over these funds transfers. Failures or substantial delays in funds transfers could impair our customer relationships.

Our business may experience day-to-day operational delays and difficulties because of language differences.

Most of our proposed customers in Russia and Kazakhstan do not speak English at all or sufficiently to execute securities transactions in English. Accordingly, we will depend on the local employees of the Freedom Companies to communicate and translate into English communications necessary to conduct business routinely and accurately. Errors in translation could result in errors in order execution, expose us to liability to customer losses, and impair our customer relationships.

We must comply with the Foreign Corrupt Practices Act in our operations in Russia, Kazakhstan, and Cyprus.

We will be required to conduct our activities in or related to Russia, Kazakhstan, and Cyprus in compliance with the FCPA and similar anti-bribery laws that generally prohibit companies and their intermediaries from making improper payments to foreign government officials for the purpose of obtaining or retaining business. Enforcement officials interpret the FCPA’s prohibition on improper payments to government officials to apply to officials like those of the state-operated Federal Financial Markets Service of Russia, the Committee for the Control and Supervision of the Financial Market and Financial Organizations of the National Bank of the Republic of Kazakhstan, and the Cyprus Securities and Exchange Commission, the principal regulatory bodies that control and monitor our operations in those countries. While our employees and agents are required to acknowledge and comply with these laws, we cannot assure that our internal policies and procedures will always protect us from violations of these laws, despite our commitment to legal compliance and corporate ethics. The occurrence or allegation of these types of risks may expose us to fines and other sanctions and adversely affect our business, performance, prospects, value, financial condition, reputation, and results of operations.

Foreign laws, regulations, and policies may be changed in ways that could adversely impact our business.

Our proposed securities broker-dealer activities for customers in Russia and Kazakhstan are and will continue to be subject to ongoing uncertainties and risks, including:

●
possible changes in government personnel, the development of new administrative policies, practices, and political conditions in Russia, Kazakhstan, or Cyprus that may affect the enforcement or administration of laws and regulations;

●	possible changes to the laws, regulations, and policies applicable to our customers or us or the securities business generally;

●	the potential adoption of entirely new regulatory regimes for foreign investment, the transfer of funds to or from foreign countries, and the permitted financial activities of residents;

●	uncertainties as to whether the laws and regulations will be applicable in any particular circumstance;

●	uncertainties as to whether we will be able to enforce our legal rights in Russia, Kazakhstan, or Cyprus;

●	uncertainty as to whether we will be able to demonstrate, to the satisfaction of the applicable governing authorities, our compliance with governmental requirements;

●	currency exchange rates, regulations, or limitations;

●	political instability and possible changes in government;

●	local and national tax requirements;

●	expropriation or nationalization of private enterprises and other risks arising out of foreign government sovereignty over properties in Russia, Kazakhstan, or Cyprus; and

●	possible significant delays in obtaining governmental authorizations, consents, or approvals of applicable requirements.

Our customers will be concentrated in Russia and Kazakhstan such that any impediment to their investments and other activities could have a material adverse effect on our business, financial condition, and results of operations.

Russia, Kazakhstan, and Cyprus have changing regulatory regimes, regulatory policies, and interpretations.

Russia, Kazakhstan, and Cyprus have regulatory regimes governing the operation of broker-dealers within those countries, the transfer of funds to and from such countries, and other aspects of the finance and investment industries. These provisions were promulgated during changing political circumstances, are continuing to change, and may be relatively untested, particularly insofar as they apply to foreign investments by residents. Therefore, there is little or no administrative or enforcement history or established practice that can aid us in evaluating how the regulatory regimes will affect our proposed operations. It is possible that those governmental policies will change or that new laws and regulations, administrative practices or policies, or interpretations of existing laws and regulations will materially and adversely affect our activities in Russia, Kazakhstan, or Cyprus. For example, certain of the laws of Russia and Kazakhstan may reflect reactions to international sanctions in response to Russian actions in Crimea and Ukraine. Further, since the history and practice of industry regulation is sparse, our activities may be particularly vulnerable to the decisions and positions of individuals, who may change, be subject to external pressures, or administer policies inconsistently. Internal bureaucratic politics may have unpredictable and negative consequences.

The rate of privatization of industries in Kazakhstan could affect our business in that country.

The expansion of Freedom KZ since its organization in 2006 has benefited from the privatization of industries and companies in that country, which has led to significant growth in investments by individuals, which in turn has increased the number of Freedom KZ’s customer accounts. The Kazakh government has announced that it intends to continue privatization of companies in various industries in that country through public offerings of securities. Recently, Kazakhstan has engaged in initial public offerings to privatize companies in the oil and gas and energy distribution segments, and has announced plans for an initial public offering for the national railway company. We cannot assure that any continued privatization in Kazakhstan will result in increased customer accounts or securities transactions by persons in that country.

The ongoing political and economic uncertainties affecting Russia and, to a lesser extent, Kazakhstan and collateral financial issues may adversely affect our proposed activities.

Russia and, to a lesser extent, Kazakhstan continue to be impacted by changing policies that may reflect reactions to international sanctions against Russia in response to Russian actions in Crimea and Ukraine. Further, economic, domestic, and international political circumstances in the area may change. The economies of both Russia and Kazakhstan are substantially dependent on revenue from the production and sale of oil, which has declined substantially in price during the last several months. These factors may adversely impact the economic stability of these countries and, in turn, the investment practices of our customers or the regulatory policies affecting their investments.

It may be difficult for us to enforce any civil liabilities against our customers that are outside the United States.

We anticipate that initially almost all of our customers will be residents of countries outside of the United States and beyond the jurisdiction of U.S. courts. As a result, it may be difficult for us to enforce within the United States any claims or seek any remedies against such foreign persons, including claims, remedies, or judgments predicated upon the civil liability provisions of the securities laws of the United States or any state. Instead, we, or our subsidiaries, may as a practical matter be forced to rely on remedies under foreign laws as interpreted and enforced by foreign courts, which generally would not enforce U.S. securities or other laws or enforce or interpret contracts consistent with U.S. legal principles or precedent. Further, such foreign courts and laws in Russia and Kazakhstan are based on non-Western principles of jurisprudence and may not provide the same kinds of remedies, relief, or procedural safeguards that are familiar to U.S. or Western legal systems.

International currency exchange rates will affect the investment practices of our customers.

Our customers will seek to invest in U.S. securities in part to dampen the financial risk of domestic currency fluctuations and to invest in dollar-denominated securities. Even though our customers’ investments are dollar-denominated, the funds available to customers to invest will depend on the rates at which the dollar is convertible into the currency of the country in which they reside—principally the Russian ruble and the Kazakh tenge. The values of the Russian ruble and Kazakh tenge have declined approximately 50% and 26%, respectively, as compared to the U.S. dollar since June 30, 2014. Declines in the value of the Russian ruble or the Kazakh tenge compared to the dollar correspondingly reduce the amounts that residents of those countries have to invest in the United States. Conversely, increases in the value of the Russian ruble and the Kazakh tenge relative to the dollar reduces the financial advantage of investing in U.S. securities. Customer expectations respecting applicable currency exchange rates may affect the timing, number, and amounts of customer transactions in U.S. securities. Accordingly, our business will be affected substantially by currency exchange rate fluctuations.

Risks Related Generally to our Securities Business

FFIN may face penalties or other sanctions that may be detrimental to our business if FFIN fails to comply with the comprehensive regulations administered by the SEC, state regulators, and FINRA.

As a U.S. securities broker-dealer, FFIN will be subject to extensive regulation under both federal and state laws respecting almost all aspects of its business, including:

●	customer accounts and customer transactions and interactions;

●	sales methods;

●	trade practices among broker-dealers;

●	capital structure;

●	recordkeeping;

●	conduct of directors, officers, and employees; and

●	supervision of employees.

The principal purpose of regulation and discipline of broker-dealers is the protection of customers and the securities markets, rather than protection of creditors and stockholders of broker-dealers.

Uncertainty regarding the application of these laws and other regulations to FFIN’s business may adversely affect the viability and profitability of our business. The SEC, FINRA, other self-regulatory organizations and state securities authorities can censure, fine, issue cease-and-desist orders, or suspend or expel a broker-dealer or any of its officers or employees. FFIN’s ability to comply with all applicable laws and rules is largely dependent on its establishment, maintenance, and documentation of compliance procedures to ensure such compliance, as well as its ability to attract and retain qualified compliance personnel. FFIN could be subject to disciplinary or other actions due to claimed noncompliance in the future, and the imposition of any material penalties or orders on FFIN could have a material adverse effect on its business, operating results, and financial condition. In addition, it is possible that noncompliance could subject FFIN to future civil lawsuits, the outcome of which could harm our business. In addition, our mode of operation and profitability may be directly affected by additional legislation; changes in rules promulgated by the SEC, state regulators, FINRA, and other regulatory and self-regulatory organizations; and changes in the interpretation or enforcement of existing laws and rules.

FFIN’s failure to remain in compliance with the net capital rule would adversely affect its ability to continue to operate as a U.S. broker-dealer, which could be a material factor if FFIN’s net capital requirement were to increase substantially above its current $6,000 level.

The SEC, FINRA, and various other regulatory agencies have stringent rules respecting the maintenance of specific levels of net capital by securities broker-dealers. Net capital is the net worth of a broker or dealer (assets minus liabilities), less certain deductions that result from excluding assets that are not readily convertible into cash and from conservatively valuing certain other assets, all as calculated pursuant to detailed and stringent requirements. Failure to maintain the required net capital may subject FFIN to suspension or revocation of registration by the SEC and suspension or expulsion from FINRA and other regulatory bodies and ultimately could require the firm’s liquidation.

A change in the nature of FFIN’s business activities, amendment of the net capital rules, the imposition of new rules, or any unusually large charge against net capital could limit those aspects of FFIN’s contemplated operations that require the intensive use of capital. A significant operating loss or any unusually large charge against net capital could adversely affect FFIN’s ability to operate and/or expand, which could have a material adverse effect on our business, financial condition, and operating results. We cannot assure that FFIN will not fall below minimum net capital requirements in the future.

We may not be able to maintain a positive cash flow and profitability.

Our ability to generate a positive cash flow and profitability depends on our ability to generate and maintain greater revenue while incurring reasonable expenses. This, in turn, depends, among other things, on:

●	completion of our registration of FFIN as a U.S. broker-dealer;

●	completion of our proposed acquisitions of Freedom RU and its Kazakhstan broker-dealer subsidiary and Freedom CY;

●	integration of all of the activities of our combined subsidiaries and the broader development of an integrated, international securities brokerage and investment banking business;

●	successful transition of the customers of the existing broker-dealers we acquire to effecting transactions through our U.S. broker-dealer;

●	maintenance and increase of our customer base;

●	management of the quality of our services;

●	effective competition with existing and potential competitors;

●	further development of our business activities;

●	attraction and retention of qualified personnel;

●	ability to limit operating costs;

●	compliance with the regulatory regimes in each of the jurisdictions in which we operate; and

●	maintenance of adequate working capital.

We may be unable to achieve profitability if we fail to do any of the foregoing. We cannot be certain that we will be able to generate a positive cash flow and profitability in the future. Our inability to generate profitability or positive cash flow could result in disappointing financial results, impede implementation of our growth strategy, or have an adverse impact on the trading price or volume of our common stock. Accordingly, we cannot assure that we will be able to generate the cash flow and profits necessary to sustain our business.

Our financial results may fluctuate substantially from period to period, which may adversely affect our stock price.

The Freedom Companies have experienced, and will likely experience in the future, significant periodic variations in revenue and results of operations. We expect the operations of FFIN, if licensed, will fluctuate similarly. These variations may be attributed in part to the fact that such operations are dependent on the vagaries of international economic and political conditions, over which we have no control. As a result, we are unlikely to achieve steady and predictable earnings on a quarterly basis, which could in turn adversely affect our stock price.

It may be difficult for our stockholders to enforce any civil liabilities against us or our officers or directors, because many of our officers and operations are, and are expected to be, outside the United States.

The assets of Freedom RU, Freedom KZ and Freedom CY, which we hope to acquire, are located outside the United States. Several of our directors and officers are nationals and/or residents of countries other than the United States, with all or a substantial portion of each person’s assets located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state. Further, it may be difficult for investors to enforce in foreign countries judgments obtained in the United States.

Pricing and other competitive pressures may impair the revenue and profitability of our brokerage business.

We expect to derive a significant portion of our revenue from brokerage businesses serving customers in Russia and Kazakhstan. Investing by retail customers, particularly in U.S. securities, is an emerging market in those countries, and we expect to encounter intense price competition in this business as this industry matures with more competitive service providers. We believe we may experience competitive pressures in these and other areas as existing or new competitors seek to obtain market share by competing on the basis of price or service. In addition, our retail brokerage business will likely face pressure from larger competitors, which may be better able to offer a broader range of complementary products and services to retail brokerage clients in order to win their trading business. Our inability to compete effectively with our competitors in these areas would adversely affect our business, financial condition, and results of operations.

Difficult market conditions could adversely affect our business in many ways.

Volatile, down-trending, and negative market and economic conditions and geopolitical uncertainties are likely to adversely affect our business in many ways. Weakness in equity markets and diminished trading volume of securities could adversely impact our brokerage business, from which we expect to derive most of our revenue.

Our operations and infrastructure may malfunction or fail.

The international broker-dealer business is highly dependent on processing, on a daily basis, a large number of communications and increasingly complex transactions across diverse markets, in different languages. The financial, accounting, or other data processing systems we, or the firms that clear securities transactions on behalf of our customers, use may fail to operate properly or become disabled as a result of events that are wholly or partially beyond our control, including a disruption of electrical or communications services or our inability to occupy one or more of our buildings. The inability of our or our clearing firm’s systems to accommodate an increasing volume of transactions could also constrain our ability to expand our businesses. If any of these systems do not operate properly or are disabled, or if there are other shortcomings or failures in our internal processes, personnel, or systems, we could suffer an impairment to our liquidity, financial loss, a disruption of our businesses, liability to clients, regulatory intervention, or reputation damage.

We also face the risk of operational failure of any of the exchanges, depositories, clearing houses, or other financial intermediaries we use to facilitate our securities transactions. Any such failure or termination could adversely affect our ability to effect transactions and to manage our exposure to risk.

Our ability to conduct business may be adversely impacted by a disruption in the infrastructure that supports our business and the communities in which we and third parties with which we conduct business are located, including disruption involving electrical, communications, transportation, or other services, whether due to fire, other natural disaster, power or communications failure, act of terrorism, war, or otherwise. When and if our broker-dealer activities become fully operational, we will have employees in Moscow, Russia; Almaty, Kazakhstan; Nicosia, Cyprus; and Salt Lake City, Utah, who will need to work and communicate as an integrated team. If a disruption occurs in one location and our employees in that location are unable to communicate with or travel to other locations, our ability to service and interact with our clients may suffer, and we may not be able to successfully implement contingency plans that depend on communication or travel. We do not maintain insurance policies to mitigate these risks because it may not be available or may be more expensive than the perceived benefit. Further, any insurance that we may purchase to mitigate certain of these risks may not cover our losses.

Our operations will rely on the secure processing, storage, and transmission of confidential and other information in our computer systems and networks. Our computer systems, software, and networks may be vulnerable to unauthorized access, computer viruses or other malicious code, and other events that could have a security impact. The occurrence of one or more of these events could: (a) jeopardize confidential and other information processed by, stored in, and transmitted through our computer systems and networks or the computer systems and networks of our customers or other third parties with which we conduct business; or (b) otherwise cause interruptions or malfunctions in our operations or the operations of our customers or third parties with which we conduct business. We may be required to expend significant additional resources to modify our protective measures or to investigate and remediate vulnerabilities or other exposures, and we may be subject to litigation and financial losses that are either not insured against or not fully covered through any insurance maintained by us.

In addition to the risk of systems failures or interruption from benign but nevertheless disruptive causes, the systems we use and rely on will also be vulnerable to intentional unauthorized access, vandalism, software interruption, data corruption, or other mischief by unauthorized third parties, or “hackers.” Such efforts may be directed at us and our business specifically, which might disrupt our operations, or generally to broadly based, international financial, banking, and communications systems, which could disrupt broad segments of the financial and banking systems worldwide. Any such disruptions could adversely affect our business and results of operations.

Our exposure to legal liability is significant, and damages that we may be required to pay and the reputational harm that could result from legal action against us could materially adversely affect our businesses.

We face significant legal risks in our businesses, and in recent years, the volume of claims and amount of damages sought in litigation and regulatory proceedings against broker-dealers and other financial services firms have been increasing. These risks include potential liability under securities or other laws for materially false or misleading statements made in connection with securities transactions, the “suitability” of certain investments for specific customers, trading while in possession of material nonpublic information, and disputes over the terms and conditions of complex trading arrangements.

Risks Related to Owning our Stock

A significant percentage of our outstanding common stock is owned or controlled by Timur Turlov, whose interests may differ from those of other stockholders.

Timur Turlov, our chairman and chief executive officer, owns approximately 80.1% of our outstanding common stock. Therefore, Mr. Turlov will be able to control all matters requiring approval by our stockholders, including the election of directors, the approval of our proposed recapitalization, and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control of us and might affect the market price of our common stock.

Provisions of our organizational documents may discourage an acquisition of us.

Our articles of incorporation authorize our board of directors to issue up to 20,000,000 shares of preferred stock, without approval from our stockholders. This means that our board of directors has the right, without stockholder approval, to fix the relative rights and preferences of the preferred stock. This could affect the rights of our common stockholders regarding, among other things, dividends and liquidation. We could also use the preferred stock to deter or delay a change in control of our Company that may be opposed by our management, even if the transaction might be favorable to our common stockholders.

There is a limited trading market for our common stock.

Although our common stock is currently quoted on the OTC Pink market our stock trades sporadically with very limited volume. We cannot assure that a more active trading market will develop even if FFIN becomes licensed as a U.S. broker-dealer and all proposed acquisitions are completed. Accordingly, our stockholders may not be able to sell our shares when they want or at the price they want.

Penny stock regulations will impose certain restrictions on resales of our securities, which may cause an investor to lose some or all of its investment.

The SEC has adopted regulations that generally define a “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share that is not traded on a national securities exchange or that has an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, our common stock is subject to rules that impose additional sales practice requirements on broker-dealers that sell these securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities and have received the purchaser’s written consent to the transaction before the purchase. Further, if the price of the stock is below $5.00 per share and the issuer does not have $2.0 million or more net tangible assets or is not listed on a registered national securities exchange, sales of such stock in the secondary trading market are subject to certain additional rules promulgated by the SEC. These rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices, and disclosure of the compensation to the broker-dealer and the salesperson working for the broker-dealer in connection with the transaction. These rules and regulations may affect the ability of broker-dealers to sell our common stock, thereby effectively limiting the liquidity of our common stock. These rules may also adversely affect the ability of persons that acquire our common stock to resell their securities in any trading market that may exist at the time of an intended sale.

We are a smaller reporting company, and the reduced reporting requirements applicable to smaller reporting companies may make our common stock less attractive to investors.

We are a “smaller reporting company” as defined in Section 12 of the Exchange Act. For as long as we continue to be a smaller reporting company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting  companies, including not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding nonbinding advisory votes on executive compensation, and stockholder approval of any golden parachute payments not previously approved. We could remain a smaller reporting company until the last day of the fiscal year when the aggregate worldwide market value of the voting and nonvoting common equity held by our nonaffiliates is $75 million or more on the last business day of our most recently completed second fiscal quarter, but less than $700 million. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We do not expect to pay any cash dividends in the foreseeable future.

We intend to retain any future earnings to fund the operation and expansion of our business and, therefore, we do not anticipate paying cash dividends in the foreseeable future. Accordingly, our stockholders must rely on sales of their shares of common stock after price appreciation, which may never occur, as the only way to realize any future gains on an investment in our common stock.

FORM 10—ITEM 2. FINANCIAL INFORMATION:
MANAGEMENT DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with, and is qualified in its entirety by, FFIN’s audited annual financial statements and the related notes thereto and FFIN’s unaudited interim financial statements and the related notes thereto, each of which appear elsewhere in this report. This discussion contains certain forward-looking statements that involve risks and uncertainties, as described under the heading “Special Note about Forward-Looking Information” in this report. Actual results could differ materially from those projected in the forward-looking statements. For additional information regarding these risks and uncertainties, please see the disclosure under the heading “Risk Factors” elsewhere in this report. Management’s discussion and analysis of financial condition and results of operations below is based upon only the financial performance of FFIN.

For information regarding BMBM’s financial results, you should refer to BMBM’s Annual Report on Form 10-K for the year ended March 31, 2015, filed with the SEC on June 29, 2015, and its Quarterly Report on Form 10-Q for the periods ended September 30, 2015, filed with the SEC on November 16, 2015, and the financial statements filed as an exhibit to this report.

Overview

Prior to closing the acquisition of FFIN, we were a shell company.  Since closing an agreement to sell all our oil and natural gas exploration and production assets in September 2011 we have been working to complete the sale, wind down our operations in Kazakhstan and identify new business opportunities that might allow us to return additional value to our stockholders.  We had no operating activities that were generating revenue and had been issued a “going concern” opinion by our independent registered public accounting firm.

On November 23, 2015, we entered into the Acquisition Agreement and closed on the acquisition of all of the issued and outstanding equity securities of FFIN. FFIN proposes to conduct business as a U.S. securities broker-dealer and proposes to file applications to become a member of FINRA and a licensed securities broker-dealer with the SEC and applicable state securities commissions.

The Acquisition Agreement also provides for us to acquire securities brokerage and financial services businesses in Russia, Kazakhstan, and Cyprus to build an international, broadly based brokerage and financial service firm. This integrated, international firm could offer the financial opportunities, relative stability, and comprehensive regulatory reputation of U.S. securities markets to meet the growing demand from an increasing number of investors in Russia and Kazakhstan.

Following the closing of the FFIN acquisition, FFIN plans to pursue the necessary licensing in the United States to undertake operations as a U.S. securities broker-dealer.  It is anticipated we will close on the acquisitions of the brokerage and financial services businesses in Russia, Kazakhstan and Cyprus at such time as the closing conditions set forth in the Acquisition Agreement are satisfied, as described in more detail in Form 10 – Item 1. Business of this report.

Limited Operating History

We have not generated any revenue from operations and there is limited historical information about us on which to base an evaluation of our performance.  As noted in Form 10 – Item 1. Business, and  Form 10 – Item 1A. Risk Factors before we can commence operations as a U.S. securities broker-dealer we must make application for licensure with the SEC, FINRA and applicable state securities commissions.  There is no guarantee we will be successful in receiving the licenses necessary to carry out our proposed business operations.  Moreover, there is no guarantee our current cash balance will be sufficient to fund our expenses and satisfy our net capital requirements through the application process and until such time as we can commence operations and generate revenue.  While we anticipate we would be able to secure additional funding should it be required, we have no assurance of such.  Further, even if additional funding is available to us, we have no assurance that it will be available to us on acceptable terms.  Equity financing could result in additional dilution to existing shareholders.

Results of Operations

Three and six months ended September 30, 2015.

Revenue

We did not generate any revenue during the three or six months ended September 30, 2015.

Expenses

Operating expenses.  During the three and six months ended September 30, 2015 operating expenses included professional fees in amount of $67,447 and $155,045, general and administrative expenses in amount of $64,957 and $127,239 and depreciation expense in amount of $894 and $1,679, respectively.  Professional services mainly included legal fees, consulting and accounting fees. General and administrative expenses comprised of payroll and related payments, rent expenses and office supplies.

Loss from Operations.  During the three and six months ended September 30, 2015 we recognized losses from operations of $133,298 and $283,963, respectively.

Total Other Income.  During the three months and the six months ended September 30, 2015 we recognized total other income of $22 and $43, respectively. Other income resulted from interest income on our cash balances.

Net Loss.  For the reasons discussed above, during the three months ended September 30, 2015 we realized a net loss of $133,581 or $0.27 per share. During the six months ended September 30, 2015 we realized a net loss of $284,325 or $0.57 per share.   Because we have no revenue, we expect to continue to realize net losses in upcoming fiscal periods until we start generating revenues from planned business activities and after we receive necessary regulatory approvals from FINRA.

Liquidity and Capital Resources

We do not currently generate revenue and as noted above will be unable to generate revenue from our proposed business activities until such time as licensure is granted.  Whether or when we will be granted licensure is beyond our control. If our existing cash assets are insufficient to satisfy our expenses while we move through the registration process, we may need to seek additional funding.  We currently have no commitment for additional funding and there is no guarantee additional funding will be available, or if it is, that such funding will be available to us on acceptable terms..

Cash Flows

During the six months ended September 30, 2015 cash was primarily used to pay for current expenses.  See below for additional discussion and analysis of cash flow.

Six months ended September 30, 2015

Net cash used in operating activities	$ (288,541)
Net cash provided by investing activities	$ (215)
Net cash used in financing activities	$ -

NET CHANGE IN CASH AND CASH EQUIVALENTS	$ (288,756)

Our principal source of liquidity during the six months ended September 30, 2015 was cash and cash equivalents.  At September 30, 2015 cash and cash equivalents totaled $113,962.

Contractual Obligations and Contingencies

The following is a summary of our material contractual commitments as of September 30, 2015:

	Payments Due By Period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years

Office Lease	$48,828	$27,902	$20,926	$-	$-
Total	$48,828	$27,902	$20,926	$-	$-

Off-Balance Sheet Financing Arrangements

As of September 30, 2015 we had no off-balance sheet financing arrangements.

Critical Accounting Policy and Estimates

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management Discussion and Analysis of Financial Condition and Results of Operations.”

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

FORM 10—ITEM 3. PROPERTIES

Our principal office, located at 324 South 400 West, Suite 150, Salt Lake City, UT 84101, contains approximately 1,760 square feet and is leased at $2,325 per month ($27,902 annually) under a lease agreement that expires June 30, 2017, with an unrelated person.

FORM 10—ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

At November 23, 2015, we had 280,339,467 shares of common stock issued and outstanding. The following table sets forth the outstanding shares of common stock owned of record or beneficially by each person that owned of record, or was known by us to own beneficially, more than 5% of our issued and outstanding stock, and the name and stock holdings of each director and nominee for director, and the stock holdings of all of the executive officers and directors as a group:

Name of Person or Group(1)	Nature of Ownership	Amount	Percent

Principal Stockholders:
Timur Turlov(2)	Common Stock	224,551,913	80.1%

Directors:
Timur Turlov(2)	Common Stock	224,551,913	80.1

Jason Kerr	Common Stock	--	--

Arkady Rakhilkin	Common Stock	--	--

Leonard M. Stillman	Common Stock	--	--

Askar Tashtitov	Common Stock	480,000	*

All Executive Officers and Directors as a Group (6 persons):	Common Stock	225,221,913	80.3%
____________________

*      Less than 1%.
(1)
Unless otherwise indicated, the mailing address of each beneficial owner is c/o FFIN Securities, Inc., 324 South 400 West, Suite 150, Salt Lake City, Utah. The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

(2)
As discussed in Form 10 – Item 1, Acquisitions of the Freedom Companies, in connection with the acquisitions of Freedom RU and Freedom CY, if completed, Mr. Turlov will be issued additional shares of common stock increasing his ownership in our then outstanding common stock by approximately an additional 13% and an additional 2%, respectively.

To our knowledge, there are no present arrangements or pledges of our securities, the operation of which may at a subsequent date result in a change in our control.

FORM 10—ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

As part of the acquisition, Boris Cherdabayev and Valery Tolkachev resigned their positions as directors, and Mr. Turlov was appointed as chairman and Arkady Rakhilkin, Mr. Turlov’s designee, was appointed to our board of directors. Mr. Tashtitov resigned his position as president. The new board then appointed officers. The following table sets forth the names, positions, and ages of our directors and executive officers. The directors listed below will serve for a period of three years and thereafter until their successors are elected and qualify. Officers are elected by the board of directors and serve at the discretion of the board of directors:

Name of Director or Executive Officer	Age	Positions with the Company	Director Since	Officer Since

Timur Turlov	27	Chief Executive Officer and Chairman	09/2015	09/2015

Jason M. Kerr	43	Director	05/2008

Arkady Rakhilkin	46	Director	09/2015

Leonard Stillman	72	Director	10/2006

Askar Tashtitov	36	Director	05/2008

Evgeniy Ler	32	Chief Financial Officer and Treasurer		04/2009

A brief description of the background and business experience of each individual follows.

Timur Turlov. Mr. Turlov graduated from Russia State Technic University (named after Tsialkovskiy) in 2009 with a Bachelor of Science degree in economics and management. Mr. Turlov has more than 10 years of experience in various areas in the international securities industry. Since July 2013 Mr. Turlov has served as the Advisor to the Chairman of the Board of Freedom Finance JSC. In that capacity, Mr. Turlov has been primarily responsible for strategic management, public and investor relations events, investment strategy, sales strategy and government relations. He has also served as the General Director of Investment Company Freedom Finance LLC. since August 2001. As the General Director, Mr. Turlov is responsible for establishing the company’s strategic goals, including acquisition and retention of large clients, sales strategy and company development. From January 2013 through May 2012 Mr. Turlov served as the Chairman of the Board of Directors of Nomad Finance JSC where he oversaw business set up and acquisition of large clients. From May 2011 to December 2011 Mr. Turlov served as the General Director and Chief Accountant of Investment Company Duntonse LLC where he was tasked with overseeing business set up, operations with the firm’s intermediary broker and sales.  From July 2010 through August 2011, Mr. Turlov was employed as the Vice Director of the International Sales Department of Nettrade LLC. In this capacity, his major responsibilities including consulting to set up access to foreign markets, trading, back office and internal accounting functions. Mr. Turlov is not currently, and has not been in the past five years, a nominee or director of any other SEC registrant or registered investment company. In concluding that Mr. Turlov should serve as our chairman, we considered his in depth knowledge of the businesses of the Freedom Companies, his professional experience and his educational background in economics and management.

Jason M. Kerr. Mr. Kerr earned his Bachelor of Science degree in economics in 1995 and a Juris Doctorate in 1998 from the University of Utah, where he was named the William H. Leary Scholar. In 2011, Mr. Kerr founded the law firm Price, Parkinson & Kerr, where he practices commercial litigation. From 2006 to 2011, Mr. Kerr was the associate general counsel of Basic Research, LLC, concentrating in intellectual property litigation. Before joining Basic Research, Mr. Kerr was a partner with the law firm of Plant, Christensen & Kanell in Salt Lake City, Utah. Mr. Kerr was employed with Plant, Christensen & Kanell from 1996 through 2001 and from 2004 to 2006. From 2001 through 2004, Mr. Kerr was employed as a commercial litigator with the Las Vegas office of Lewis and Roca. Mr. Kerr became our director in May 2008. Mr. Kerr is not currently, and has not been in the past five years, a nominee or director of any other SEC registrant or registered investment company. In concluding that Mr. Kerr should serve as our director, we considered his educational background in economics and his professional experience as an attorney.

Arkady Rakhilkin.  Mr. Rakhilkin earned his undergraduate degree in 1992 and post graduate degree in 1994 from Novosibirsk State Technical University both with an emphasis in applied mathematics. Mr. Rakhilkin also completed a course in effective management as part of an executive MBA program from Open University London. Mr. Rakhilkin has over 20 years of experience in the finance and banking industry. Mr. Rakhilkin has served as the Chairman of the Board of Directors of Freedom Finance JSC, and its predecessor, Seven Rivers Capital JSC since April 2008. Prior to that, he served as the Chairman of the Management Board of Seven Rivers Capital from November 2006 through April 2008.  Mr. Rakhilkin’s principal responsibilities included interaction with large clients, attraction of strategic partners, management of corporate finance, introduction of new information systems and sales of financing and underwriting services. Mr. Rakhilkin is not currently, and has not been in the past five years, a nominee or director of any other SEC registrant or registered investment company. In concluding that Mr. Rakhilkin should serve as a directors, we considered his extensive experience in the finance and banking industry, as well as his significant tenure and experience with Freedom Finance JSC.

Leonard M. Stillman. Mr. Stillman earned his Bachelor of Science degree in mathematics from Brigham Young University and Masters of Business Administration from the University of Utah. He began his career in 1963 with Sperry UNIVAC as a programmer developing trajectory analysis software for the Sergeant Missile system. Mr. Stillman spent many years as a designer and teacher of computer language classes at Brigham Young University, where he developed applications for the Administrative Department including the school’s first automated teacher evaluation system. During that time, he was also a vice-president of Research and Development for Automated Industrial Data Systems, Inc. and the Owner of World Data Systems Company, which provided computerized payroll services for companies such as Boise Cascade. Mr. Stillman has over 40 years of extensive business expertise, including strategic planning, venture capital financing, budgeting, manufacturing planning, cost controls, personnel management, quality planning and management, and the development of standards, policies, and procedures. He has extensive skills in the design and development of computer software systems and computer evaluation. Mr. Stillman helped found Stillman George, Inc. in 1993 and founded Business Plan Tools, LLC in 2004. He was employed with Stillman George, Inc. until 2010, where his primary responsibilities included managing information, technical development, and financial analysis projects and development, as well as general company management and consulting activities. He is currently employed by Business Plan Tools, LLC, which provides cloud-based SaaS business planning software and consolidates a broad variety of skills from a growing group of business professionals to provide needed support in finance, marketing, management, sales, planning, product development, and more to businesses worldwide.  Mr. Stillman is not currently, and has not been in the past five years, a director or nominee of any other SEC registrant or registered investment company. In concluding that Mr. Stillman should serve as a director, we considered his training in business management, strategic planning, corporate finance, and information management.

Askar Tashtitov. Mr. Tashtitov started with BMBM in 2004 and served as the president of BMBM from May 2006 to November 2015. He has served as a director since May 2008. Before joining BMBM, from 2002 to 2004, Mr. Tashtitov was employed by PA Government Services, Inc. as a management consultant specializing in oil and gas projects. Mr. Tashtitov earned a Bachelor of Arts degree from Yale University majoring in economics and history in 2002. Mr. Tashtitov passed the AICPA Uniform CPA Examination in 2006. Mr. Tashtitov is not, and has not been in the past five years, a director or nominee of any other SEC registrant or registered investment company. We considered Mr. Tashtitov’s extensive experience in the public company arena, particularly his expertise in interfacing with equity and debt financing professionals, as well as his significant business management experience  in concluding that he should serve as our director.

Evgeniy Ler. Mr. Ler started with BMBM in 2006. Before being appointed chief financial officer in April 2009, Mr. Ler served in other capacities with us, including finance manager and reporting manager. From September 2011 to December 2012, Mr. Ler also served as a Deputy Director for Emir Oil, LLP. Before joining BMBM, from 2002 to 2006, Mr. Ler was employed by Deloitte & Touche, where he held the position of senior auditor in Financial Services & Industries Group, Audit. In that position, he led large engagements for banks, financial institutions, and oil and gas companies. In 2003 Mr. Ler was awarded a Bachelor’s degree in financial management from the Kazakh-American University located in Almaty, Kazakhstan. In 2008 Mr. Ler passed the AICPA Uniform CPA Examination and was awarded licensure as a CPA in November 2013. Mr. Ler has also completed trainings in London on financial reporting in accordance with IFRS and US GAAP and internal Deloitte trainings on audit, financial reporting, and due diligence.

Significant Employees and Consultants

Sean Lawson. Mr. Lawson has 20 years of experiences in the securities brokerage industry. He currently holds Series 4, 7, 24, 53, 63, 65 and 99 licenses. Mr. Lawson has served as the Chief Compliance Officer of FFIN Securities since October 2014. In this capacity, initially Mr. Lawson will be principally responsible for guiding FFIN through the broker dealer registration process. If and when licensure it received, Mr. Lawson will be responsible to ensure the operations of FFIN are conducted in compliance with the laws, rules and regulations applicable to a broker dealer licensed in the United States. From August 2009 through March 2014 Mr. Lawson served as the President, Chief Compliance Officer and Chief Financial Officer of Vertical Capital Asset Management, LLC, an SEC registered investment advisory  and Vertical Capital Securities, LLC., a FINRA registered managing broker dealer. Mr. Lawson created and formed these affiliated companies. Among other things, his principal responsibilities included due diligence and investment analysis on all products, ensuring written supervisory policies and procedures remained current, overseeing AML compliance, supervising and registration of all licensed personnel, working closely with FINOP and accounting personnel, and coordinating all regulatory and annual financial audits. Mr. Lawson graduated with a BBA in finance and a minor in economics from the University of New Mexico in 1994.

Todd Groskreutz. Mr. Groskreutz has 27 years of experience in the securities brokerage industry and currently holds Series 7, 24, 27 and 63 licenses. Mr. Groskreutz has served as the Operations Manager of FFIN Securities since April 2015. Mr. Groskreutz’s primary initial efforts have been to assist FFIN as it undertakes the broker dealer registration process. If and when licensure is received, Mr. Groskreutz primary responsibility will be to oversee operations and assist in ensuring compliance with all applicable securities laws, rules and regulations. Prior to joining FFIN, Mr Groskreutz was employed with Alpine Securities Corporation, a self-clearing brokerage firm and boutique investment company. At Alpine Securities Mr. Groskreutz served as the Chief Financial Officer and Chief Operations Officer. His primary responsibilities included all accounting functions, compliance with SEC, FINRA and State regulations, customer services and operations department functions including supervision of customer cashiers, broker cashiers and back office manager, trade break and reconciliation, dividend and income processing, corporate actions and reorganizations, stock receipt and delivery and management of correspondent clearing firm relationships. Mr. Groskreutz also served on the executive committee responsible for all firm supervisory decisions. Mr. Groskreutz currently works for FFIN on a part-time basis. He also currently serves as the CFO and Finance Director for Odyssey House, a non-profit organization in Utah that provides comprehensive substance abuse treatment, prevention and mental health services. Mr. Groskreutz earned Bachelors of Science degrees in both Finance and Management from the University of Utah in 1985. He earned a Master of Business Administration from the University of Utah in 1990.

FORM 10—ITEM 6. EXECUTIVE COMPENSATION

The table below summarizes compensation paid to or earned by all individuals serving as the principal executive officer of BMBM or acting in a similar capacity during the last two completed fiscal years regardless of compensation level and the individual serving as the principal executive officer of FFIN during the period from August 25, 2014 (inception) through March 31, 2015. No individual earned in excess of $100,000 during the last completed fiscal year.

Summary Compensation Table

Name and Principal Position		Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compen- sation ($)	Total ($)

Askar Tashtitov	2015	-0-	-0-	-0-	-0-	-0-
President (PEO) of BMBM	2014	-0-	-0-	-0-	168,000(1)	168,000

Timur Turlov	2015	-0-	-0-	-0-	-0-	-0-
President (PEO) of FFIN

(1)	Compensation paid to Mr. Tashtitov by Lakeview pursuant to a Services Agreement with Lakeview to provide management, administrative and support personnel and services to the Company.

Employment Agreements

During the fiscal year ended March 31, 2015, Mr. Turlov provided services to FFIN and Mr. Tashtitov provided services to BMBM on an as needed basis and received no compensation for the services they provided. We do not have employment agreements with either Mr. Turlov or Mr. Tashtitov.

Outstanding Equity Awards at Fiscal Year-End

As of March 31, 2015 neither Mr. Turlov, nor Mr. Tashtitov held any outstanding stock options, unvested restricted stock grants or other shares of stock, units or other rights awarded under any equity incentive plan that had not vested or that had not been earned.

Compensation of Directors

Director Fees

During the fiscal year ended March 31, 2015 neither BMBM, nor FFIN compensated any members of their respective boards of directors for their board service. In connection with the acquisition of FFIN, the Company has agreed to pay a monthly director fee of $500 per month to Mr. Kerr and Mr. Stillman. Mr. Rakhilkin is paid a monthly director fee of $1,300 by Freedom KZ.

Equity Compensation

We do not currently have a fixed plan for the award of equity compensation to our directors.  Equity compensation of directors, if any, is typically recommended by the compensation committee or management and is subject to approval of the full board of directors.  Any equity grants to directors are to be granted at a price equal to the fair market value of our common stock on the date of the grant. We did not award any equity compensation to our directors during the year ended March 31, 2015.

FORM 10—ITEM 7. CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

The disclosures set forth in this report in Item 2.01, Form 10—Item 1. Business and Form 10—Item 5. Directors and Executive Officers, Form 10—Item 10. Recent Sales of Unregistered Securities, Item 5.01 and Item 5.02 are incorporated by reference into this Form 10-Item 7. Certain Relationships and Related Transactions and Director Independence.

In December 2014 and March 2015 FFIN issued 100,000 shares and 400,000 share respectively to Mr. Turlov in exchange for capital contributions to FFIN of $100,000 and $400,000 respectively. At the times such contributions were made Mr. Turlov was the president, a director and the sole owner of FFIN.

During the period from August 25, 2014 (inception) to June 9, 2015 FFIN incurred legal expenses of $56,098 from a legal firm where one of the members of the FFIN board of directors is employed. This individual resigned his position on the board of directors of FFIN on June 9, 2015.

In February 2012 BMBM entered into the Services Agreement with Lakeview which continued through December 2012. Pursuant to the Services Agreement, Lakeview provided BMBM with management, administrative and support personnel and services in furtherance of fulfilling its obligations pursuant to the Participation Interest Purchase Agreement regarding the sale of BMBM’s wholly-owned subsidiary Emir Oil, LLP, and other activities, including the winding down of BMBM’s representative office in Kazakhstan. Lakeview is a company controlled by former BMBM director Daymon Smith.

In exchange for the services under the Services Agreement, BMBM paid $1,947,500 to Lakeview, which included anticipated out-of-pocket expenses required to perform the services through the term of the Agreement in the amount of $1,900,000 and a management fee of $47,500. Through March 31, 2013, Mr. Smith’s total compensation in connection with the Services Agreement was $47,500.

Director Independence

Our common stock is traded on the OTC Pink market and we are not subject to exchange listing requirements with respect to “independent” directors or composition of board committees. However we have chosen to use the definition of “independent director” in Section 803(A) of the NYSE MKT Company Guide to evaluate whether our directors are independent. Based upon the standards set forth in Section 803(A) of the NYSE MKT Company Guide, as of the date of this report, the board of directors has determined that following directors are independent: Jason Kerr, Arkady Rakhilkin and Leonard Stillman.

FORM 10—ITEM 8. LEGAL PROCEEDINGS

We are not aware of any legal proceedings contemplated by any governmental authority or any other party involving us or our properties. As of the date of this report, no director, officer, or affiliate is a party adverse to us in any legal proceeding or has an adverse interest to us in any legal proceedings. Management is not aware of any other legal proceedings pending or that have been threatened against us or our properties.

FORM 10—ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The following table sets forth for the periods indicated the high and low bid prices for our common stock as quoted under the symbol “BMBM” on the Over-the-Counter Pink market for the fiscal year ending March 31, 2016, and for the fiscal years ended March 31, 2015 and 2014. These quotations were furnished to us by the OTC Markets Group, Inc. and reflect interdealer prices without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions:

Fiscal Year Ending March 31,	High	Low

2016:
Second Quarter	$0.0037	$0.002
First Quarter	0.0075	0.004

2015:
Fourth Quarter	0.006	0.005
Third Quarter	0.007	0.004
Second Quarter	0.010	0.006
First Quarter	0.009	0.007

2014:
Fourth Quarter	0.008	0.008
Third Quarter	0.013	0.013
Second Quarter	0.016	0.016
First Quarter	0.025	0.025

On November 20, 2015, the closing high and low bid price per share of our common stock on the Over-The-Counter Pink market was $0.002 and $0.0001, respectively.

Holders

As of November 23, 2015, we had approximately 366 shareholders of record holding 280,339,467 shares of our common stock. The number of record holders was determined from the records of our stock transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various securities brokers, dealers, and registered clearing houses or agencies.

Dividends

We have not declared or paid a cash dividend on our common stock during the past two fiscal years. Our ability to pay dividends is subject to limitations imposed by Nevada law. Under Nevada law, dividends may be paid to the extent that a corporation’s assets exceed it liabilities and it is able to pay its debts as they become due in the usual course of business.

In connection with a sale of our wholly owned operating subsidiary, Emir Oil LLP, on October 24, 2011, we made an initial cash distribution to our stockholders in the amount of $1.04 per share. On October 30, 2012, we made a second cash distribution in the amount of $0.30 per share.

Equity Compensation Plans

The following table provides information respecting our compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))(c)

Equity compensation plans approved by security holders	--	--	4,025,000
Equity compensation plans not approved by security holders	--	--	--
Total	--	--	4,025,000

FORM 10—ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

In connection with acquisition of FFIN pursuant to the Acquisition Agreement, on November 23, 2015, we issued 224,551,913 shares of our common stock to Timur Turlov in exchange for all of the issued and outstanding common stock of FFIN and the right to purchase the Freedom Companies on agreed terms. Before entering into this agreement, there was no material relationship between Mr. Turlov and the Freedom Companies, on the one hand, and us and our affiliates, on the other.

Our acquisition of FFIN and our proposed acquisition of the Freedom Companies are part of a plan to build a vertically integrated international financial services firm. We issued this common stock to Mr. Turlov in reliance on the exemptions from registration provided in Section 4(a)(2) of the Securities Act for transactions not involving any public offering and in Regulation S promulgated under the Securities Act for offers and sales made outside the United States without registration. Mr. Turlov represented that he was an “accredited investor” as defined in Rule 501(a) of Regulation D and acknowledged, in writing, that the securities must be acquired and held for investment. Mr. Turlov confirmed in writing that he is a non-U.S. person, as defined in Regulation S. All certificates evidencing the shares issued bear a restrictive legend. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

FORM 10—ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Of the authorized common stock, 280,339,467 shares are outstanding as November 23, 2015 after giving effect to the shares to be issued to Mr. Turlov as a result of the initial closing of the Acquisition Agreement. The holders of our common stock are entitled to receive dividends from our funds legally available therefor only when, as and if declared by our board, and are entitled to share ratably in all of our assets available for distribution to holders of our common stock upon the liquidation, dissolution or winding-up of our affairs. Holders of our common stock do not have any preemptive, subscription, redemption or conversion rights. Holders of our common stock are entitled to one vote per share on all matters which they are entitled to vote upon at meetings of stockholders or upon actions taken by written consent pursuant to Nevada corporate law. The holders of our common stock do not have cumulative voting rights, which means, that the holders of a plurality of the outstanding shares can elect all of our directors. All of the shares of our common stock currently issued and outstanding are fully-paid and nonassessable. No dividends have been paid to holders of our common stock since our incorporation, and no cash dividends are anticipated to be declared or paid in the reasonably foreseeable future.

In connection with the sale of our wholly owned subsidiary, Emir Oil, in September 2011, we made an initial cash distribution to our stockholders in the amount of $1.04 per share. In October 2012, we made a second cash distribution to our stockholders in the amount of $0.30 per share.

Preferred Stock

We are currently authorized 20,000,000 shares of preferred stock, $0.001 par value per share, with no shares issued or outstanding. No rights, privileges or preferences have been designated for our preferred stock. Our board of directors is authorized to divide our preferred stock into classes or series and to designate rights, privileges and preferences of any such class or series of preferred stock by resolution before its issuance.

On July 17, 2008 the BMBM shareholders approved the BMB Munai, Inc. 2009 Equity Incentive Plan (“2009 Plan”) to provide a means whereby BMBM could attract and retain employees, directors, officers and others upon whom the responsibility for the successful administration, management, planning and/or organization of BMBM rests and to provide employees and other with additional incentive and reward opportunities designed to enhance the profitable growth of BMBM over the long term. The 2009 Plan permits the grant of incentive stock option, non-statutory options and restricted stock grants. 5,000,000 common shares are reserved for issuance under the 2009 Plan subject to adjustments for any stock splits, stock dividends or other specified adjustments which may take place in the future. As of November 23, 2015, 4,025,000 shares remain available for grant under the 2009 Plan. The 2009 Plan expires on May 13, 2018. Under the terms of the 2009 Plan, our board determines the terms of the awards made under the 2009 Plan, within the limits set forth in the 2009 Plan guidelines.

The foregoing is only a brief description of the material terms of the 2009 Plan, and does not purport to be a complete description of the 2009 Plan, and such description is qualified in its entirety by reference to the 2009 Plan, which was filed as an annex to the Revised Definitive Proxy Statement on Schedule 14A on June 23, 2008, and is incorporated herein by this reference.

Anti-Takeover Effects of Certain Provisions of our Charter Documents and Nevada Law

Business Combination

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes (“NRS”), generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors before the date the interested stockholder obtained such status; and extends beyond the expiration of the three-year period, unless:

●
the transaction was approved by the board of directors before the person becoming an interested stockholder or is later approved by a majority of the voting power held by disinterested stockholders, or

●
if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisition

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations,” which are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the tenth day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. The Company opted out of the “control share’ provisions of the NRS at the time it was incorporated in Nevada.

FORM 10—ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law and certain provisions of our bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our board, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered into in the future or pursuant to a vote of stockholders or directors. The statutory provision cited above also grants the power to us to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

FORM 10—ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements set forth in Item 9.01(a) and (b) of this report are incorporated by reference into this item.

FORM 10—ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

The disclosures set forth in Item 4.01 of this report are incorporated by reference into this item.

FORM 10—ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

The exhibits described in Item 9.01 of this report are incorporated by reference into this item.

END FORM 10 INFORMATION

ITEM 4.01—CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

The financial statements of FFIN, as of and for the period from August 25, 2014 (date of inception) through the fiscal year ended March 31, 2015, were audited by WSRP, LLC the independent registered public accounting firm of FFIN. Financial statements prepared by BMBM for fiscal years ended March 31, 2015 and 2014, were audited by Eide Bailly LLP, which statements were relied upon, in part in preparing the unaudited pro forma condensed combined financial statements annexed as an exhibit to this report.

As the result of the initial closing of the Acquisition Agreement, FFIN has become our subsidiary and, therefore, as of such date, the independent registered public accounting firm of FFIN, WSRP, LLC will continue to act as the auditor for BMBM and FFIN until its resignation or removal.

Pursuant to Item 304 of Regulation S-K under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, BMBM reports as follows:

●
The dismissal of Eide Bailly, LLP, which took effect on November 23, 2015, and appointment of the new independent registered public accounting firm, WSRP, LLC which took effect on November 23, 2015, were related solely to the change of control of BMBM, resulting from our acquisition of FFIN, and was not related in any way to any disagreement with Eide Bailly, LLP.

●
Eide Bailly, LLP’s report on the financial statements of BMBM, for the fiscal years ended March 31, 2015 and 2014, has not contained any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principle, except for Eide Bailly, LLP’s audit reports dated June 29, 2015 and June 30, 2014, respectively contained an explanatory paragraph that cited certain conditions that raised substantial doubt about BMBM’s ability to continue as a going concern.

●	The decision to use WSRP, LLC was approved by our board of directors and audit committee.

●
During the fiscal years ended March 31, 2015 and March 31, 2014, and any subsequent interim period, neither BMBM nor, based on information, FFIN has had any disagreements with WSRP, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

A copy of the disclosure made herein has been provided to Eide Bailly, LLP before the date of filing of this report with the SEC, and Eide Bailly LLP has been requested to furnish us with a copy of a letter addressed to the SEC stating that it agrees with the statements made by us in this Item 4.01 of this report. A copy of this letter dated November 23, 2015, is filed as an exhibit to this report.

As the result of the initial closing of the Acquisition Agreement, FFIN has become our subsidiary and, therefore, as of such date the independent registered public accounting firm of FFIN, WSRP, LLC will continue to act as the auditor for FFIN and BMBM until its resignation or removal. From inception in 2014 through the acquisition date and through the date of our appointment of WSPR, LLC neither BMBM nor FFIN consulted WSRP, LLC respecting the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on BMBM’s consolidated financial statements, or any other matter or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

49

ITEM 5.01—CHANGES IN CONTROL OF REGISTRANT

The disclosures set forth in Item 2.01 of this report are incorporated by reference into this item.

In connection with the initial closing, BMBM acquired 100% of the issued and outstanding common stock of FFIN from Mr. Turlov in exchange for the issuance of 224,551,913 shares of common stock of BMBM. Following the initial closing, Mr. Turlov holds approximately 80.1% of our issued and outstanding common stock. Upon completion of the subsequent closings to acquire Freedom RU, Freedom KZ, and Freedom CY, Mr. Turlov will hold approximately 95% of our then issued and outstanding common stock.

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The disclosures set forth above in the Form 10—Item 1. Business, Form 10—Item 5. Directors and Executive Officers, Form 10—Item 6. Executive Compensation, and Form 10—Item 7. Certain Relationships and Related Transactions and Director Independence of this report are incorporated by reference into this Item 5.02.

ITEM 5.06—CHANGE IN SHELL COMPANY STATUS

As the result of the transaction effected by the initial closing of the Acquisition Agreement, as described above under Item 2.01 of this report, we are no longer a shell company as that term is defined in Rule 12b-2 of the Exchange Act. The disclosures in Item 2.01 and Form 10—Item 1. Business, under the heading “The Acquisition Agreement,” of this report are incorporated by reference into this Item 5.06.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial statements of business acquired:

(b)           Pro Forma financial information:

Combined Balance Sheet as of September 30, 2015	F-24
Combined Statement of Operations for the six months ended September 30, 2015	F-25
Combined Statement of Operations for the year ended March 31, 2015	F-26
Notes to Combined Financial Statements	F-27

(c)           Shell company transactions: not required.

(d)           Exhibits: The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location

Item 2.	Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession
2.01	Share Exchange and Acquisition Agreement between BMB Munai, Inc., and Timur Turlov dated November 23, 2015	This filing.

Item 10.	Material Contracts
10.01	Standard Form Lease Agreement between ZAHA, LLC and FFIN Securities, Inc. dated December 9, 2014	This filing.

Item 16.	Letter re: Change in Certifying Accountant
16.01	Letter to the Securities and Exchange Commission from Eide Bailly, LLP., dated November 23, 2015	This filing.

Item 21.	Subsidiaries of the Registrant
21.01	Schedule of subsidiaries	This filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMB MUNAI, INC.

Dated: November 23, 2015	By:	/s/ Timur Turlov
Timur Turlov, Chief Executive Officer

FFIN SECURITIES, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AND
FINANCIAL STATEMENTS

For the Period August 25, 2014 (Inception) to March 31, 2015

FFIN SECURITIES, INC.

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm	F-3

Financial Statements:
Balance Sheet as of March 31, 2015	F-4

Statement of Operations for the period
August 25, 2014 (Inception) to March 31, 2015	F-5

Statement of Stockholder’s Equity
for the period August 25, 2014 (Inception) to March 31, 2015	F-6

Statement of Cash Flows for the period
August 25, 2014 (Inception) to March 31, 2015	F-7

Notes to Financial Statements	F-8 - F-13

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholder
FFIN Securities, Inc. Salt Lake City, Utah

We have audited the accompanying balance sheet of FFIN Securities, Inc. as of March 31, 2015 and the related statements of operations, stockholders’ equity, and cash flows for the period August 25, 2014 (inception) to March 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FFIN Securities, Inc. at March 31, 2015, and the results of its operations and its cash flows for the period August 25, 2014 (inception) to March 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As indicated in Note 2, the ability of the Company to continue as a going concern is dependent upon, among other things, its ability to generate revenues, which it cannot do until the Company receives necessary regulatory approvals from FINRA. Uncertainty as to the outcome of these factors raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WSRP, LLC

Salt Lake City, Utah
September 23, 2015

FFIN SECURITIES, INC.
BALANCE SHEET
MARCH 31, 2015

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 402,718
Employee receivables	1,300
Prepaid expenses	483

Total current assets	404,501

NON-CURRENT ASSETS
Fixed assets, net	8,537

Total non-current assets	8,537

TOTAL ASSETS	$ 413,038

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable	$ 46,632
Accrued payroll and other liabilities	4,700
State tax payable	100
Deferred tax liabilities	180

Total current liabilities	51,612

NON-CURRENT LIABILITIES
Non-current deferred tax liabilities	60

Total non-current liabilities	60

Total liabilities	51,672

STOCKHOLDER'S EQUITY

Common stock - $0.001 par value; 100,000,000 shares authorized, 500,000 shares issued and outstanding	500

Preferred stock - $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	-
Additional paid-in-capital	499,500
Accumulated deficit	(138,634)

Total stockholder’s equity	361,366

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$ 413,038

The accompanying notes are an integral part of these financial statements.

FFIN SECURITIES, INC.
STATEMENT OF OPERATIONS
FOR THE PERIOD AUGUST 25, 2014 (INCEPTION) TO MARCH 31, 2015

REVENUES	$ -

OPERATING EXPENSES
Professional fees	96,149
General and Administrative	41,869
Depreciation	278

Total Operating Expenses	138,296

OPERATING LOSS	(138,296)

OTHER INCOME

Interest income	2

Total Other Income	2

NET LOSS BEFORE INCOME TAX EXPENSE	(138,294)

Income tax expense	(340)

NET LOSS	$ (138,634)

Basic and diluted loss per common share	$ (1.51)
Weighted average shares outstanding	91,743

The accompanying notes are an integral part of these financial statements.

FFIN SECURITIES, INC.
STATEMENT OF STOCKHOLDER’S EQUITY
FOR THE PERIOD AUGUST 25, 2014 (INCEPTION) TO MARCH 31, 2015

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholder’s
	Shares	Amount	Capital	Deficit	Equity

Balance, August 25, 2014 (Inception)	-	$ -	$ -	$ -	$ -

Shares issued for cash	500,000	500	499,500	-	500,000

Net loss	-	-	-	(138,634)	(138,634)

Balance, March 31, 2015	500,000	$ 500	$ 499,500	$ (138,634)	$361,366

The accompanying notes are an integral part of these financial statements.

FFIN SECURITIES, INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD AUGUST 25, 2014 (INCEPTION) TO MARCH 31, 2015

Cash flows from operating activities
Net loss	$ (138,634)

Adjustments to reconcile net loss to cash used in operating activities:
Depreciation expense	278
Deferred taxes	240
Changes in operating assets and liabilities:
Employee receivables	(1,300)
Prepaid expenses	(483)
Accounts payable	46,632
Accrued payroll and other liabilities	4,700
State tax payable	100
Net cash used in operating activities	(88,467)

Cash flows from investing activities
Purchase of fixed assets	(8,815)
Net cash used in investing activities	(8,815)

Cash flows from financing activities
Proceeds from issuance of common stock	500,000

Net cash from financing activities	500,000

NET CHANGE IN CASH AND CASH EQUIVALENTS	402,718
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	-
CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 402,718

Supplemental disclosure of Cash Flows for:
Cash paid for interest	$ -
Cash paid for income taxes	$ -

The accompanying notes are an integral part of these financial statements.

FFIN SECURITIES, INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2015

Note 1 – Organization and Description of Business

General

FFIN Securities, Inc. (the “Company”) was incorporated in the state of Nevada on August 25, 2014 for the purpose of primarily serving brokerage clients referred from foreign brokerage firms under common ownership as part of a strategy to provide foreign customers with access to the U.S. securities markets. The Company intends to make application to the Financial Industry Regulatory Authority (“FINRA”), the U.S. Securities Exchange Commission (the “Commission”) and applicable state securities commissions to become a licensed broker dealer in the United States of America.

Note 2 – Summary of Significant Accounting Policies

Accounting Principles

The Company’s accounting policies conform to accounting principles generally accepted in the United States of America (GAAP)

Going Concern

The ability of the Company to continue as a going concern is dependent upon, among other things, its ability to generate revenues. The Company cannot engage in its planned business activities until such time as it receives necessary regulatory approvals from FINRA, the Commission and any applicable state securities commissions.  The Company’s ability to obtain such approval is not guaranteed.  If the Company does not receive the necessary approvals, it will be unable to generate revenue.  Uncertainty as to the outcome of these factors raises substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from those estimates.

Revenue and Expense Recognition

Revenues and expenses from all securities transactions will be recorded on the trade date of the transaction. The Company does not participate in any proprietary securities transactions. At March 31, 2015 and at date of filing, the Company has not yet established an ongoing source of revenue sufficient to cover its operating costs as it pursues the FINRA application process to become a registered broker dealer in the United States.

Cash and Cash Equivalents

Cash equivalents are generally comprised of certain highly liquid investments with maturities of three months or less at the date of purchase.

Fixed Assets

Fixed assets are carried at cost, net of accumulated depreciation. Maintenance, repairs, and minor renewals are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range between three and seven years.

Advertising Expense

As of March 31, 2015 and the date of filing the Company has had no expenses related to advertising. The Company does not anticipate engaging in any advertising activities until after regulatory approval is received. At that point all costs associated with advertising will be expensed in the period incurred.

Impairment of Long Lived Assets

In accordance with the accounting guidance for the impairment or disposal of long-lived assets, the Company periodically evaluates the carrying value of long-lived assets to be held and used when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost of disposal. As of March 31, 2015, the Company has not recorded any charges for impairment of long-lived assets.

Income Taxes

The Company recognizes deferred tax liabilities and assets based on the difference between the financial statements and tax basis of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

Income tax expense differs from amounts that would be calculated by applying the federal statutory rate because of the federal surtax, state income tax rates, certain nondeductible expenses and net operating loss carrybacks, if any.

The Company will include interest and penalties arising from the underpayment of income taxes in the statement of operations in the provision for income taxes.  As of March 31, 2015 the Company had no accrued interest or penalties related to uncertain tax positions.  Tax years that remain subject to examination are years 2015 and forward.

Financial Instruments

Financial instruments include employee receivables, prepaid expenses, accounts payable, and accrued expenses. Management estimates that the carrying amount of these financial instruments represents their fair values, which were determined by their near term nature or by comparable financial instruments’ market value.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, “Revenue from Contracts with Customers”. Revenue is an important number to users of financial statements in assessing an entity’s financial performance and position.  Previous revenue recognition guidance in GAAP comprised broad revenue recognition concepts together with numerous revenue requirements for particular industries or transactions, which sometimes resulted in different accounting for economically similar transactions. Accordingly, the FASB and the International Accounting Standards Board (IASB) initiated a joint project to clarify the principles for recognizing revenue and to develop a common revenue standard for GAAP and IFRS that would:

1. Remove inconsistencies and weaknesses in revenue requirements.
2. Provide a more robust framework for addressing revenue issues.
3. Improve comparability of revenue recognition practices across entities, industries, jurisdictions, and capital markets.
4. Provide more useful information to users of financial statements through improved disclosure requirements.
5. Simplify the preparation of financial statements by reducing the number of requirements to which an entity must refer.

To meet these objectives, the FASB is amending the FASB Accounting Standards Codification (ASC) and creating a new Topic 606, “Revenue from Contracts with Customers”. The Company will be evaluating the impact of ASU 2014-09 as it pertains to the Company’s financial statements and other required disclosures on an ongoing basis until its eventual adoption and incorporation.

In June 2014, the FASB issued ASU 2014-10, “Development Stage Entities”. The amendments in this update remove the definition of a development stage entity from the Master Glossary of the ASC thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP.  In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.  The Company has elected to early adopt ASU 2014-10.  As a result, the Company has not included any references to the development stage.

Note 3 – Cash

As of March 31, 2015, the cash balance totaled $402,718.

The Company is exposed to concentrations of credit risk related to cash deposits.  The Company maintains cash at a financial institution where the total cash balance is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to its limit.  At any given time, Company’s cash balance may exceed the balance insured by the FDIC.  As of March 31, 2015, $152,718 of the Company’s cash was in excess of FDIC limits.

Note 4 – Fixed Assets, Net

Fixed assets as of March 31, 2015 are as follows:

Cost:

Computers and equipment	$ 8,705
Furniture	110
8,815
Less accumulated depreciation	(278)

Net book value	$ 8,537

Note 5 – Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements.  Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

At March 31, 2015 the Company had a cumulative federal operating loss carry forward of $138,976 which will begin to expire in 20 years.

Deferred tax assets are recognized to the extent that these assets are more likely than not to be realized. In making such a determination, management considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income and tax-planning.

The components of the provision for income tax expenses for the period ended March 31, 2015 are as follows:

Current:
Federal	$-
State	100
100
Deferred:
Federal	219
State	21
240

Total provision for income taxes	$ 340

Components of the net deferred tax asset, including a valuation allowance, at March 31, 2015 are as follows:

Deferred tax assets:
Net operating loss carryforward	$ 51,835
Less: Valuation allowance	(51,835)

Net deferred tax asset	$ -

The valuation allowance for deferred tax assets as of March 31, 2015 was $51,835.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment.

Components of net deferred tax liabilities are as follows at March 31, 2015:

As of March 31,
2015
Deferred tax liabilities:
Prepaid expenses	$ (180)
Fixed assets	(60)

Total deferred tax liabilities	$ (240)

The Company is subject to United States federal and state income taxes at an approximate rate of 34% and 3.3%, respectively.  The reconciliation of the provision for income taxes at the Unites States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

Statutory rate	37.3%
Permanent differences	0.06%
Valuation allowance	(37.48%)

Total	(0.25%)

The components of income tax expense for the period from August 25, 2014 (Inception) to March 31, 2015 are as follows:

Current tax expense	$ 100
Deferred tax expense	240

Total income tax expense	$ 340

Note 6 – Stockholder’s equity

On December 1, 2014 Company issued 100,000 shares to the sole owner in exchange for $100,000.

On March 11, 2015 Company issued 400,000 shares to the sole owner in exchange for $400,000.

Note 7 – Related Party Transactions

During the period from August 25, 2014 (Inception) to March 31, 2015 the Company received capital contributions from its sole owner in the amount of $500,000.

During the period from August 25, 2014 (Inception) to March 31, 2015 the Company recorded legal expenses in amount of $49,297 from a legal firm, where one of the Company’s members of Board of Directors is employed.

Note 8 – Lease Commitments

The Company entered into a lease agreement on January 1, 2015 for office space that expires in 30 months. At March 31, 2015, the future minimum lease payments under the lease are as follows:

Lease commitments

Fiscal year ended March 31, 2016	$ 27,902
Fiscal year ended March 31, 2017	27,902
Fiscal year ended March 31, 2018	6,975
Total	$ 62,779

The Company’s rent expense for its office space was $4,650 for the period ended March 31, 2015.

Note 9 – Commitments and Contingent Liabilities

The Company had no material commitments and contingencies as of March 31, 2015.

Note 10 – Subsequent Events

The Company evaluated all material events and transactions that occurred after March 31, 2015 through September 23, 2015, the date these financial statements were available to be issued.  During this period, the Company did not have any material recognizable subsequent events.

FFIN SECURITIES, INC.

FINANCIAL STATEMENTS

For the three and six months ended September 30, 2015

FFIN SECURITIES, INC.

TABLE OF CONTENTS

Page

Financial Statements:
Balance Sheet at September 30, 2015 and March 31, 2015	F-16

Statements of Operations for the three and six months ended September 20, 2015	F-17

Statement of Cash Flows for three and six months ended September 20, 2015	F-18

Notes to Financial Statements	F-19 - F-22

FFIN SECURITIES, INC.
BALANCE SHEETS

	September 30. 2015	March 31, 2015
ASSETS	(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$ 113,962	$ 402,718
Employee receivables	1,300	1,300
Prepaid expenses	2,598	483

Total current assets	117,860	404,501

NON-CURRENT ASSETS
Fixed assets, net	7,074	8,537

Total non-current assets	7,074	8,537

TOTAL ASSETS	$ 124,934	$ 413,038

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable	$ 47,148	$ 46,632
Accrued payroll and other liabilities	-	4,700
State tax payable	100	100
Deferred tax liabilities	483	180

Total current liabilities	47,731	51,612

NON-CURRENT LIABILITIES
Non-current deferred tax liabilities	162	60

Total non-current liabilities	162	60

Total liabilities	47,893	51,672

STOCKHOLDER'S EQUITY
Common stock - $0.001 par value; 100,000,000 shares authorized, 500,000 shares issued and outstanding	500	500

Preferred stock - $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	-	-
Additional paid-in-capital	499,500	499,500
Accumulated deficit	(422,959)	(138,634)

Total stockholder’s equity	77,041	361,366

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$ 124,934	$ 413,038

See accompanying notes to unaudited condensed financial statements.

FFIN SECURITIES, INC.
STATEMENTS OF OPERATIONS (Unaudited)

	For three months ended September 30, 2015	For six months ended September 30, 2015

REVENUES	$ -	$ -

OPERATING EXPENSES
Professional fees	67,447	155,045
General and administrative	64,957	127,239
Depreciation	894	1,679

Total Operating Expenses	133,298	283,963

OPERATING LOSS	(133,298)	(283,963)

OTHER INCOME

Interest income	22	43

Total Other Income	22	43

NET LOSS BEFORE INCOME TAX EXPENSE	(133,276)	(283,920)

Income tax expense	(305)	(405)

NET LOSS	$ (133,581)	$ (284,325)

Basic and diluted loss per common share	$ (0.27)	$ (0.57)
Weighted average shares outstanding	500,000	500,000

See accompanying notes to unaudited condensed financial statements.

FFIN SECURITIES, INC.
STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2015 (Unaudited)

Cash flows from operating activities
Net loss	$ (284,325)

Adjustments to reconcile net loss to cash used in operating activities:
Depreciation expense	1,679
Deferred tax liabilities	405
Changes in operating assets and liabilities:
Prepaid expenses	(2,115)
Accounts payable	515
Accrued payroll and other liabilities	(4,700)
Net cash used in operating activities	(288,541)
Cash flows from investing activities
Purchase of fixed assets	(215)
Net cash used in investing activities	(215)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(288,756)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	402,718
CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 113,962

Supplemental disclosure of Cash Flows for:
Cash paid for interest	$ -
Cash paid for income taxes	$ -

See accompanying notes to unaudited condensed financial statements.

FFIN SECURITIES, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2015

Note 1 – Organization and Description of Business

General

FFIN Securities, Inc. (the “Company”) was incorporated in the state of Nevada on August 25, 2014 for the purpose of primarily serving brokerage clients referred from foreign brokerage firms under common ownership as part of a strategy to provide foreign customers with access to the U.S. securities markets. The Company intends to make application to the Financial Industry Regulatory Authority (“FINRA”), the U.S. Securities Exchange Commission (the “Commission”) and applicable state securities commissions to become a licensed broker dealer in the United States of America.

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In our opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six month periods ended September 30, 2015 are not necessarily indicative of the results that may be expected for the year ending March 31, 2016. These unaudited financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended March 31, 2015, included elsewhere in this Form 8-K.

Note 2 – Summary of Significant Accounting Policies

Accounting Principles

The Company’s accounting policies conform to accounting principles generally accepted in the United States of America (GAAP).

Going Concern

The ability of the Company to continue as a going concern is dependent upon, among other things, its ability to generate revenues. The Company cannot engage in its planned business activities until such time as it receives necessary regulatory approvals from FINRA, the Commission and any applicable state securities commissions.  The Company’s ability to obtain such approval is not guaranteed.  If the Company does not receive the necessary approvals, it will be unable to generate revenue.  Uncertainty as to the outcome of these factors raises substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from those estimates.

Revenue and Expense Recognition

Revenues and expenses from all securities transactions will be recorded on the trade date of the transaction. The Company does not participate in any proprietary securities transactions. For the three and six months ended September 30, 2015, the Company has not yet established an ongoing source of revenue sufficient to cover its operating costs as it pursues the FINRA application process to become a registered broker dealer in the United States.

Cash and Cash Equivalents

Cash equivalents are generally comprised of certain highly liquid investments with maturities of three months or less at the date of purchase.

Fixed Assets

Fixed assets are carried at cost, net of accumulated depreciation. Maintenance, repairs, and minor renewals are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range between three and seven years.

Advertising Expense

For the three and six months ended September 30, 2015 the Company has had no expenses related to advertising. The Company does not anticipate engaging in any advertising activities until after regulatory approval is received. At that point all costs associated with advertising will be expensed in the period incurred.

Impairment of Long Lived Assets

In accordance with the accounting guidance for the impairment or disposal of long-lived assets, the Company periodically evaluates the carrying value of long-lived assets to be held and used when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost of disposal. As of June 30, 2015 and March 31, 2015 the Company has not recorded any charges for impairment of long-lived assets.

Income Taxes

The Company recognizes deferred tax liabilities and assets based on the difference between the financial statements and tax basis of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

Income tax expense differs from amounts that would be calculated by applying the federal statutory rate because of the federal surtax, state income tax rates, certain nondeductible expenses and net operating loss carrybacks, if any.

The Company will include interest and penalties arising from the underpayment of income taxes in the statement of operations in the provision for income taxes.  As of September 30, 2015 and March 31, 2015 the Company had no accrued interest or penalties related to uncertain tax positions.  Tax years that remain subject to examination are years 2015 and forward.

Financial Instruments

Financial instruments include employee receivables, prepaid expenses, accounts payable, and accrued expenses. Management estimates that the carrying amount of these financial instruments represents their fair values, which were determined by their near term nature or by comparable financial instruments’ market value.

Recent Accounting Pronouncements

In May 2014 the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, “Revenue from Contracts with Customers”. Revenue is an important number to users of financial statements in assessing an entity’s financial performance and position.  Previous revenue recognition guidance in GAAP comprised broad revenue recognition concepts together with numerous revenue requirements for particular industries or transactions, which sometimes resulted in different accounting for economically similar transactions. Accordingly, the FASB and the International Accounting Standards Board (IASB) initiated a joint project to clarify the principles for recognizing revenue and to develop a common revenue standard for GAAP and IFRS that would:

1.	Remove inconsistencies and weaknesses in revenue requirements.
2.	Provide a more robust framework for addressing revenue issues.
3.	Improve comparability of revenue recognition practices across entities, industries, jurisdictions, and capital markets.
4.	Provide more useful information to users of financial statements through improved disclosure requirements.
5.	Simplify the preparation of financial statements by reducing the number of requirements to which an entity must refer.

To meet these objectives, the FASB is amending the FASB Accounting Standards Codification (ASC) and creating a new Topic 606, “Revenue from Contracts with Customers”. The Company will be evaluating the impact of ASU 2014-09 as it pertains to the Company’s financial statements and other required disclosures on an ongoing basis until its eventual adoption and incorporation.

In June 2014 the FASB issued ASU 2014-10, “Development Stage Entities”. The amendments in this update remove the definition of a development stage entity from the Master Glossary of the ASC thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP.  In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.  The Company has elected to early adopt ASU 2014-10.  As a result, the Company has not included any references to the development stage.

Note 3 – Cash

As of September 30, 2015 and March 31, 2015 the cash balance totaled $113,962 and $402,718, respectively.

The Company is exposed to concentrations of credit risk related to cash deposits.  The Company maintains cash at a financial institution where the total cash balance is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to its limit.  At any given time, Company’s cash balance may exceed the balance insured by the FDIC.  As of September 30, 2015 and March 31, 2015, $0 and $152,718, respectively of the Company’s cash was in excess of FDIC limits.

Note 4 – Stockholder’s equity

For the three and six months ended September 30, 2015 there were no equity transactions

Note 5 – Related Party Transactions

During the three and six months ended September 30, 2015 the Company recorded legal expenses in amount of $56,098 from a legal firm, where one of the Company’s members of Board of Directors is employed.  On June 9, 2015 this individual left the Board of Directors.

Note 6 – Lease Commitments

The Company entered into a lease agreement on January 1, 2015 for office space that expires in 30 months. At September 30, 2015 the future minimum lease payments under the lease are as follows:

Lease commitments

Fiscal year ended March 31, 2016	$ 13,951
Fiscal year ended March 31, 2017	27,902
Fiscal year ended March 31, 2018	6,975
Total	$ 48,828

The Company’s rent expense for its office space was $6,975 and $13,950 for the three and six months ended September 30, 2015, respectively.

Note 7 – Commitments and Contingent Liabilities

The Company had no material commitments and contingencies as of September 30, 2015.

Note 8 – Subsequent Events

The Company evaluated all  material events and transactions that occurred after September 30, 2015 through November 13, 2015, the date these financial statements were available to be issued.  During this period, the Company did not have any material recognizable subsequent events.

BMB Munai, Inc.
Pro Forma Combined Financial Statements

At September 30, 2015 and

For the Six Months Ended September 30, 2015 and
the Year Ended March 31, 2015

(Unaudited)

BMB Munai, Inc.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of September 30, 2015

					Pro-Forma
	FFIN Securities Inc.	BMB Munai Inc.	Pro-Forma		Consolidated
	September 30,	September 30,	Recapitalization		September 30,
	2015	2015	Adjustments		2015

ASSETS

Current Assets
Cash	$ 113,962	$ 8,591,537			$ 8,705,499
Employee receivables	1,300	-			1,300
Prepaid expenses	2,598	-			2,598
Total current assets	117,861	8,591,537			8,709,397
Fixed assets, net	7,074	-			7,074
Total assets	$ 124,934	$ 8,591,537			$ 8,716,471

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$ 47,148	$ 139,238			$ 186,386
Deferred consulting and distribution
payments		8,533,566			8,533,566
State tax payable	100	-			100
Deferred tax liabilities	483	-			483
Total current liabilities	47,731	8,672,804			8,720,535
Non-Current Liabilities

Non-current deferred tax liabilities	162	-			162
Total non-current liabilities	162	-			162
Total liabilities	$ 47,893	$ 8,672,804			$ 8,720,697

Commitments and Contingencies	-	-			-

Stockholders' Equity (Deficit)
Preferred stock	-	-	-		-
Common stock	500	55,788	224,052	a	280,340
Additional paid in capital	499,500	89,363,319	(89,724,426)	a, b	138,393
Accumulated deficit	(422,959)	(89,500,374)	89,500,374	b	(422,959)

Total stockholders' equity (deficit)	77,041	(81,267)			(4,226)

Total liabilities and stockholders' equity (deficit)	$124,934	$8,591,537			$8,716,471

See notes to the unaudited pro forma combined financial statements

BMB Munai, Inc.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Six Months Ended September 30, 2015

	FFIN Securities Inc. April 1, 2015 to September 30, 2015	BMB Munai Inc. April 1, 2015 to September 30, 2015	Pro-Forma Recapitalization Adjustments		Total April 1, 2015 to September 30, 2015
Revenue
Net revenue	$ -	$ -			$ -
Expenses
Professional services	155,045	-	(78,951)	c	76,094
General and administrative	127,239	45,148			172,387
Depreciation	1,679	-			1,679
Total operating expenses	283,963	45,148			250,160
Operating loss	(283,963)	(45,148)			(250,160)
Other income (expense)
Interest income	43	1,965			2,008
Total other expenses	43	1,965			2,008
Income tax expense	(405)	0			(405)
Net loss	$ (284,325)	$ (43,183)	78,951	c	$ (248,557)

Number of shares issued and
outstanding					280,339,467

Net loss per share - basic and diluted					0.00

See notes to the unaudited pro forma combined financial statements

BMB Munai, Inc.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Year Ended March 31, 2015

	FFIN Securities Inc. August 25, 2014 (inception) to March 31, 2015	BMB Munai Inc. April 1, 2014 to March 31, 2015	Pro-Forma Recapitalization Adjustments		Total April 1, 2014 to March 31, 2015

Revenue
Net revenue	$ -	$ -			$ -
Expenses
Professional services	96,149	-	(27,200)	c	68,949
General and administrative	41,869	80,410			122,279
Depreciation	278	-			278
Total operating expenses	138,296	80,410			191,506
Operating loss	(138,296)	(80,410)			(191,506)
Other income (expense)
Interest income	2	6,819			6,821
Total other expenses	2	6,819			6,821
Income tax (expense)/benefit	(340)	54,804			54,464
Net loss	$ (138,634)	$ (18,787)	27,200	c	$ (130,221)

Number of shares issued and outstanding					280,339,467

Net loss per share - basic and diluted					0.00

See notes to the unaudited pro forma combined financial statements

BMB Munai, Inc.
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the reverse merger transaction (the “Transaction”) between BMB Munai, Inc. (the “Company”) and FFIN Securities, Inc. (“FFIN”). On November 23, 2015, the Company entered into a Share Exchange and Acquisition Agreement (the “Acquisition Agreement”) with FFIN and its sole stockholder pursuant to which the Company agreed to acquire all of the outstanding securities of FFIN from FFIN’s sole stockholder. As a result of the closing of the Acquisition Agreement on November 23, 2015, being the same date as execution of the agreement, FFIN became a wholly-owned subsidiary of the Company and the Company adopted the business of FFIN.

As the sole stockholder of FFIN obtained voting and operating control of the Company as a result of the closing of the Transaction, and the Company was a “shell company” prior to the closing of the Transaction, the Transaction has been accounted for as a “reverse merger” recapitalization of the Company, with FFIN deemed to be the accounting acquirer for accounting purposes. Accordingly, FFIN’s assets, liabilities and results of operations will become the historical financial statements of the Company, and the Company’s assets, liabilities and results of operations will be consolidated with FFIN’s effective as of November 23, 2015. No step-up in basis or intangible assets or goodwill was recorded in connection with the Transaction.

The unaudited pro forma condensed combined balance sheet as of September 30, 2015 is presented as if the acquisition of FFIN had occurred on September 30, 2015.

The unaudited pro forma condensed combined statements of operations for the six months ended September 30, 2015 and year ended March 31, 2015 are presented as if the acquisition of FFIN had occurred on April 1, 2015 and 2014 and were carried forward through each of the aforementioned periods presented.

The unaudited pro forma financial statements include certain adjustments that are directly attributable to the Transaction, which are expected to have a continuing impact on FFIN, and are factually supportable, as summarized in the accompanying notes.

BMB Munai, Inc.
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRO FORMA PRESENTATION

On November 23, 2015, the Company completed the acquisition of FFIN pursuant to the terms of the Share Exchange and Acquisition Agreement dated November 23, 2015 between the Company and Timur Turlov, the sole stockholder of FFIN. In connection with the closing, the Company acquired all 500,000 issued and outstanding shares of common stock in the capital of FFIN from FFIN's sole stockholder in consideration for the issuance of an aggregate of 224,551,913 shares of the Company's common stock. The shares of the Company’s common stock issued to the former FFIN stockholder represented approximately 80.1% of the Company’s issued and outstanding shares of common stock, on an undiluted basis, at the time of closing of the Transaction.

The Company has determined to treat the acquisition of FFIN as a reverse merger and recapitalization, with FFIN as the acquirer for accounting purposes. Consequently, for future financial periods, the assets and liabilities and the historical operations that will be reflected in the Company's financial statements for periods ended prior to the closing of the Transaction will be those of FFIN.

As FFIN was deemed to be the acquirer in the Transaction for accounting purposes under recapitalization accounting, these pro forma financial statements are presented as a continuation of FFIN. The equity of FFIN is presented as the equity of the combined company and the capital stock account of FFIN is adjusted to reflect the par value of the issued and outstanding common stock of the Company, being the legal acquirer, after giving effect to the number of shares issued in connection with the Transaction and the concurrent financing. Shares retained by the Company are reflected as an issuance as of the acquisition date for the historical amount of the net assets of the acquired entity.

The unaudited pro forma condensed combined balance sheet as of September 30, 2015, and the unaudited pro forma condensed combined statements of operations for the six months ended September 30, 2015, and for the year ended March 31, 2015, are based on the historical financial statements of the Company and FFIN after giving effect to the closing of the Transaction and of a financing that was undertaken by the Company concurrently with the Transaction, and the assumptions, reclassifications and adjustments described herein.

These unaudited pro forma financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in US dollars.  They have been compiled using the significant accounting policies as set out in the audited financial statements of FFIN for the year ended March 31, 2015. Based on the review of the accounting policies of FFIN and the Company, there are no material accounting differences between the accounting policies of FFIN and the Company.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with the Company’s accounting policies.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that would have been reported had the FFIN acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operations or financial position. The unaudited pro forma combined financial information does not reflect any operating efficiencies and/or cost savings that the Company may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with: (i) the Company’s audited annual financial statements for the years ended March 31, 2015 and 2014, as contained in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2015, and unaudited interim condensed financial statements for the six months ended September 30, 2015 and 2014, as contained in the Company’s quarterly report on Form 10-Q for the period ended September 30, 2015, and (ii) FFIN’s audited financial statements for the period August 25, 2014 (inception) to March 31, 2015, and unaudited interim condensed consolidated financial statements of FFIN for the six months ended September 30, 2015, as included elsewhere in this Form 8-K.

2.   PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

a.
The historical capital stock account of FFIN immediately prior to the reverse acquisition being carried forward and adjusted to reflect the par value of the outstanding stock of BMBM, including the number of shares issued in the Transaction. The corresponding offset being added to additional paid-in capital.

b.	Adjustment to eliminate the accumulated deficit of BMBM. The corresponding offset being added to additional paid-in capital.

c.	The adjustment reflects the Company’s direct incremental costs associated with the Transaction.

3. PRO FORMA SHARE CAPITAL

Pro forma shares of the Company's common stock as at September 30, 2015 have been determined as follows:

Number of Shares	Par Value	Additional Paid-in Capital
280,339,467	$.001	$ 138,393

4. PRO FORMA LOSS PER SHARE

Pro-forma basic and diluted loss per share for the year ended March 31, 2015 and the six months ended September 30, 2015 have been calculated based on the weighted average number of shares of the Company’s common stock outstanding plus the shares of the Company’s common stock to be issued and cancelled in connection with the Transaction.

Year Ended March 31, 2015

Basic pro forma loss per share computation

Numerator:
Pro forma net loss available to stockholders	$(130,221)

Denominator:
Weighted average issued and outstanding shares of common stock
Shares of common stock issued to FFIN stockholder per Acquisition Agreement	224,551,913
Shares of common stock issued pursuant to terms of concurrent financing	55,787,554
Less: Shares cancelled upon close of Acquisition Agreement	-
Pro forma weighted average shares outstanding	280,339,467

Basic pro forma loss per share	(0.00)

Six Months Ended September 30, 2015

Basic pro forma loss per share computation

Numerator:
Pro forma net loss available to stockholders	$(248,557)

Denominator:
Weighted average issued and outstanding shares of common stock
Shares of common stock issued to FFIN stockholder per Acquisition Agreement	224,551,913
Shares of common stock issued pursuant to terms of concurrent financing	55,787,554
Less: Shares cancelled upon close of Acquisition Agreement	-
Pro forma weighted average shares outstanding	280,339,467

Basic pro forma loss per share	(0.00)

EXHIBIT INDEX

Exhibit No.	Title of Document

2.01	Share Exchange and Acquisition Agreement between BMB Munai, Inc. and Timur Turlov dated November 23, 2015

10.01	Standard Form Lease Agreement between ZAHA, LLC and FFIN Securities, Inc. dated December 9, 2014

16.01	Letter to the Securities and Exchange Commission from Eide Bailly, LLP., dated November [ ], 2015

21.01	Schedule of Subsidiaries